EXECUTION VERSION

HARVEST OPERATIONS CORP.
as Borrower

- and -

BANK OF AMERICA, N.A., CANADA BRANCH
as Administrative Agent

- and -

THOSE FINANCIAL INSTITUTIONS WHICH
ARE OR HEREAFTER BECOME LENDERS
UNDER THIS AGREEMENT

with
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BARCLAYS BANK PLC,
HSBC BANK CANADA,
THE ROYAL BANK OF SCOTLAND N.V., (CANADA) BRANCH
as Co-Lead Arrangers and Joint Bookrunners

March 14, 2013

CREDIT AGREEMENT

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

CREDIT AGREEMENT

            THIS AGREEMENT made effective the 14th day of March, 2013

AMONG:

HARVEST OPERATIONS CORP.,
as Borrower

- and -

BANK OF AMERICA, N.A.,CANADA BRANCH,
as Administrative Agent

- and -

THOSE FINANCIAL INSTITUTIONS WHICH
ARE OR HEREAFTER BECOME LENDERS
UNDER THIS AGREEMENT

PREAMBLE

            WHEREAS the Borrower has requested and the Lenders have agreed to provide the Credit Facility on the terms and conditions and for the purposes set out in this Agreement;

            AND WHEREAS Bank of America has agreed to act as Agent for the Lenders on the terms and conditions and for the purposes set out in this Agreement.

AGREEMENT

            In consideration of the covenants and agreements between the Parties contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1    Definitions. Capitalized words and phrases used in the Documents, the Schedules hereto and in all notices and communications expressed to be made pursuant to this Agreement will have the meanings set out in Schedule A, unless otherwise defined in any of the Documents.

1.2    Headings. Headings, subheadings and the table of contents contained in any of the Documents are inserted for convenience of reference only and will not affect the construction or interpretation of any of the Documents.

1.3    Subdivisions. Unless otherwise stated, reference herein to a Schedule or to an Article, Section, paragraph or other subdivision is a reference to such Schedule to this Agreement or such Article, Section, paragraph or other subdivision of this Agreement. Reference in Schedule A to a Schedule or to an Article, Section, paragraph or other subdivision of “this Agreement” is a reference to such Schedule or Article, Section, paragraph or other subdivision of this Agreement.

1.4    Number. Wherever the context in any of the Documents so requires, a term used herein importing the singular will also include the plural and vice versa.

1.5    Statutes, Regulations and Rules. Any reference in any of the Documents to all or any section or paragraph or any other subdivision of any Law will, unless otherwise expressly stated, be a reference to that Law or the relevant section or paragraph or other subdivision thereof, as amended, substituted, replaced or re-enacted from time to time.

1.6    Monetary References. Whenever an amount of money is referred to in any of the Documents, such amount will, unless otherwise expressly stated, be in Canadian Dollars.

1.7    Time. Time will be of the essence of the Documents.

1.8    Governing Law. The Documents will be governed by and construed in accordance with the Laws in force in the Province of Alberta from time to time.

1.9    Enurement. The Documents will be binding upon and will enure to the benefit of the Parties and their respective successors and permitted assigns.

1.10   Amendments. No Document may be amended orally and, subject to Sections 1.11(a), 21.16 and 22.1(f) any amendment may only be made by way of an instrument in writing signed by the Parties.

1.11   No Waiver.

(a)

Subject to Sections 1.11(c) and 21.16(a), no waiver by a Party of any provision or of the breach of any provision of any of the Documents will be effective unless it is contained in a written instrument duly executed by an authorized officer or representative of such Party. Such written waiver will affect only the matter specifically identified in the instrument granting the waiver and will not extend to any other matter, provision or breach.

(b)

The failure of a Party to take any steps in exercising any right in respect of the breach or non-fulfilment of any provision of any of the Documents will not operate as a waiver of that right, breach or provision, nor will any single or partial exercise of any right preclude any other or future exercise of that right or the exercise of any other right, whether in Law or otherwise.

(c)

Acceptance of payment by a Party after a breach or non-fulfilment of any provision of any of the Documents requiring a payment to such Party will constitute a waiver of such provision if cured by such payment, but will not constitute a waiver or cure of any other provision of any of the Documents.

1.12   Severability. If the whole or any portion of the Documents or the application thereof to any circumstance will be held invalid or unenforceable to an extent that does not affect the operation of the Document in question in a fundamental way, the remainder of the provision in question, or its application to any circumstance other than that to which it has been held invalid or unenforceable, and the remainder of the Document in question, will not be affected thereby and will be valid and enforceable to the fullest extent permitted by Law.

1.13   Inconsistency. To the extent that there is any inconsistency or ambiguity between the provisions of this Agreement and any other Document, the provisions of this Agreement will govern to the extent necessary to eliminate such inconsistency or ambiguity.

1.14   Accounting Terms and Principles.

(a)

Except as otherwise expressly provided, all accounting terms, principles and calculations applicable to the Credit Facility will be interpreted, applied and calculated, as the case may be, in accordance with GAAP.

(b)	If:

	(i)	there occurs a material change in GAAP; or

	(ii)	the Borrower or any of the Restricted Subsidiaries adopts a material change in an accounting policy in order to more appropriately present events or transactions in its financial statements;

and the above change would require disclosure under GAAP in the consolidated financial statements of the Borrower and would cause an amount required to be determined for the purposes of the financial ratio or any financial term under Section 14.4(b) (a “Financial Term”) to be materially different than the amount that would be determined without giving effect to such change, the Borrower shall notify the Agent of such change (an “Accounting Change”). Such notice (an “Accounting Change Notice”) shall describe the nature of the Accounting Change, its effect on the current and immediately prior year's financial statements in accordance with GAAP and state whether the Borrower desires to revise the method of calculating one or more of the Financial Terms (including the revision of any of the defined terms used in the determination of such Financial Term) in order that amounts determined after giving effect to such Accounting Change and the revised method of calculating such Financial Term will approximate the amount that would be determined without giving effect to such Accounting Change and without giving effect to the revised method of calculating such Financial Term. The Accounting Change Notice shall be delivered to the Agent within 45 days of the end of the Fiscal Quarter in which the Accounting Change is implemented or, if such Accounting Change is implemented in the fourth Fiscal Quarter or in respect of an entire Fiscal Year, within 90 days of the end of such period.

(c)

If, pursuant to the Accounting Change Notice, the Borrower does not indicate that it desires to revise the method of calculating one or more of the Financial Terms, the Majority Lenders may within 30 days of receipt of the Accounting Change Notice, notify the Borrower that they wish to revise the method of calculating one or more of the Financial Terms in the manner described above.

(d)

If either the Borrower or the Majority Lenders so indicate that they wish to revise the method of calculating one or more of the Financial Terms, the Borrower and the Majority Lenders shall in good faith attempt to agree on a revised method of calculating the Financial Terms. If, however, within 30 days of the foregoing notice by the Borrower or the Majority Lenders of their desire to revise the method of calculating one or more of the Financial Terms, the Borrower and the Majority Lenders have not reached agreement in writing on such revised method of calculation, such method of calculation shall not be revised and all amounts to be determined thereunder shall be determined without giving effect to the Accounting Change. For greater certainty, if no notice of a desire to revise the method of calculating the Financial Terms in respect of an Accounting Change is given by either the Borrower or the Majority Lenders within the applicable time period described above, the method of calculating the Financial Terms shall not be revised in response to such Accounting Change and all amounts to be determined pursuant to the Financial Terms shall be determined after giving effect to such Accounting Change.

(e)

If a Compliance Certificate is delivered in respect of a Fiscal Quarter or Fiscal Year in which an Accounting Change is implemented without giving effect to any revised method of calculating any of the Financial Terms, and subsequently, as provided above, the method of calculating one or more of the Financial Terms is revised in response to such Accounting Change, or the amounts to be determined pursuant to any of the Financial Terms are to be determined without giving effect to such Accounting Change, the Borrower shall deliver a revised Compliance Certificate. Any Default or Event of Default which arises as a result of the Accounting Change and which is cured by this Section 1.14 shall be deemed to have never occurred.

1.15	Schedules. The following are the Schedules which form part of this Agreement:

Schedule A:	Definitions
Schedule B:	Lenders and Individual Commitment Amounts
Schedule C:	Form of Compliance Certificate
Schedule D:	Form of Notice of Drawdown
Schedule E:	Form of Notice of Rollover/Notice of Conversion/Notice of Repayment
Schedule F-1:	[Intentionally Deleted]
Schedule F-2:	[Intentionally Deleted]
Schedule G:	[Intentionally Deleted]
Schedule H:	Form of Affiliate Subordination Agreement
Schedule I:	[Intentionally Deleted]
Schedule J:	Disclosure Regarding the Borrower and its Subsidiaries

Schedule K:	Form of Designation of Restricted Subsidiaries
Schedule L:	[Intentionally Deleted]
Schedule M:	Form of Assignment
Schedule N:	[Intentionally Deleted]
Schedule O:	[Intentionally Deleted]

ARTICLE 2
CREDIT FACILITY

2.1    The Credit Facility. Subject to the terms and conditions hereof and effective as of the Effective Time, the Lenders hereby establish the Credit Facility in favour of the Borrower in the Aggregate Commitment Amount set forth in Schedule B, which may be drawn by the Borrower in U.S. Dollars. The Individual Commitment Amount of each Lender is set out in Schedule B. During the Drawdown Availability Period, the Borrower may borrow any amount of the Individual Commitment Amount of each Lender based on such Lender's Rateable Portion. The Credit Facility is non-revolving and therefore any principal amounts that are repaid cannot be reborrowed.

2.2    Drawdown Availability Period. During the Drawdown Availability Period, the Borrower will be entitled to obtain a maximum of three Drawdowns. At the end of the Drawdown Availability Period, the Aggregate Commitment Amount shall automatically reduce to an amount equal to the Aggregate Principal Amount and thereafter no further Drawdowns will be permitted.

2.3    Maturity Date. The Borrower will not be entitled to request a Borrowing from a Lender which has a Maturity Date after the Credit Facility Termination Date.

2.4    Mandatory Repayment of Credit Facility. The Aggregate Principal Amount on the Credit Facility Termination Date will be paid by the Borrower to the Agent on behalf of the Lenders in full, together with all accrued but unpaid interest and fees thereon and all other amounts owing to the Lenders on such date.

2.5    General Right to Prepay and Cancel. Subject to Section 8.2 and with the same notice required when the Borrowing to be prepaid was made, the Borrower may at any time permanently prepay, without premium, bonus or penalty, any or all of the Aggregate Principal Amount. Subject to the preceding sentence, the Borrower may also at any time, upon the Borrower giving the Agent not less than 3 Banking Days prior notice, cancel in whole or in part any undrawn portion of the Aggregate Commitment Amount, provided that any such cancellation of such Aggregate Commitment Amount will be made pro-rata to all Lenders on the basis of each such Lender's Rateable Portion and will result in a permanent reduction of the Aggregate Commitment Amount.

2.6    Payments to Agent. Other than as expressly provided herein, all payments of amounts owing by the Borrower to the Lenders under the Documents will be made by the Borrower to the Agent for the account of the Lenders in accordance with their respective Rateable Portions.

2.7    Use of Proceeds. The Borrower will be entitled to use Advances solely for the purposes of prepaying, directly or indirectly, the Convertible Debentures described in parts (a) and (b) of the definition thereof.

ARTICLE 3
ADVANCES

3.1    Types of Borrowing. The Borrower may from time to time obtain all or one or more of the following types of Borrowings (unless expressly indicated otherwise):

(a)	U.S. Base Rate Loans in minimum amounts of not less than U.S. $10,000,000 and in multiples of U.S. $100,000; and

(b)	LIBOR Based Loans.

3.2    Interest and Fees.

(a)	U.S. Base Rate Loans. Each Advance of a U.S. Base Rate Loan will bear interest at a variable rate per annum equal to the U.S. Base Rate.

(b)	LIBOR Based Loans. Each Advance of a LIBOR Based Loan will bear interest at a rate per annum equal to LIBOR plus 0.60% (expressed as a rate per annum).

3.3    [Intentionally Deleted]

3.4    Standby Fee. During the Drawdown Availability Period, the Borrower will pay to the Agent for the benefit of the Lenders a standby fee (“Standby Fee”) equal to 0.10% (expressed as a rate per annum), calculated on the basis of a 365 day year and on the Aggregate Commitment Amount less the Aggregate Principal Amount owing to all Lenders. The Standby Fee will be calculated daily and will be payable in arrears within 3 Banking Days after the end of the Drawdown Availability Period and otherwise in the same manner as interest on U.S. Base Rate Loans.

3.5    Agency Fee. The Borrower will pay to the Agent on the Closing Date the agency fee agreed upon between the Borrower and the Agent, the amount thereof to be kept confidential by the Borrower, subject to the exceptions set forth in Section 19.1.

ARTICLE 4
[INTENTIONALLY DELETED]

ARTICLE 5
FUNDING AND OTHER MECHANICS APPLICABLE TO THE CREDIT FACILITY

5.1    Funding of Advances. Subject to Section 5.2 and Article 8, all Advances will be made available by deposit of the applicable funds into the appropriate Borrower's Account for value on the Banking Day or the Banking Day, as the case may be, on which the Advance is to take place.

5.2    Notice Provisions. Drawdowns will be made available to the Borrower and the Borrower will be entitled to Rollover, Convert or repay Borrowings where permitted hereunder, provided a Notice of Drawdown, a Notice of Rollover, a Notice of Conversion or a Notice of Repayment, as applicable, is received from the Borrower by the Agent as follows:

(a)

with respect to a Drawdown, Conversion or Repayment of or into a U.S. Base Rate Loan, at least 1 Banking Day prior to such Advance provided notice is received by the Agent no later than 12:00 noon Toronto, Ontario time on the Banking Day immediately preceding the requested Drawdown Date or the date of Rollover, Conversion or Repayment, as applicable; and

(b)

with respect to a Drawdown, Rollover, Conversion or Repayment of or into a LIBOR Based Loan, at least 3 Banking Days prior to such Advance, provided notice is received by the Agent no later than 12:00 noon Toronto, Ontario time on the third Banking Day immediately preceding the Drawdown Date or the date of Rollover, Conversion or Repayment, as applicable.

Any of the notices referred to in the foregoing paragraphs may, subject to Section 22.2, be given by the Borrower, at its sole risk, to the Agent by telephone and in such case will be followed by the Borrower delivering to the Agent on the same day the notice required hereunder confirming such instructions.

5.3    Irrevocability. A Notice of Drawdown, Notice of Rollover or Notice of Conversion when given by the Borrower will be irrevocable and will oblige the Borrower, the Agent and the Lenders to take the action contemplated herein and therein on the date specified therein, provided that any such notice will not be binding on any Lender who makes a determination under Section 11.1.

5.4    Rollover or Conversion of Borrowings.

(a)

Subject to Sections 5.2, 5.4(c) and 5.4(c) and Article 8, the Borrower will be entitled to Rollover one type of Borrowing into the same type of Borrowing or Convert one type of Borrowing into another type of Borrowing on the terms herein provided.

(b)

If the Borrower fails to give the Agent a duly completed Notice of Rollover or Notice of Conversion if and as required by Section 5.2, or if in giving such notice the Borrower fails to provide for the Rollover or Conversion of all of the Borrowings then maturing, the Borrower will be deemed to have irrevocably elected to Convert such maturing Borrowings, or that part of such maturing Borrowings which the Borrower has failed to provide for in such notice, as the case may be, into a U.S. Base Rate Loan with respect to a U.S. Dollar Borrowing.

(c)

If a Default or Event of Default has occurred and is continuing, the Borrower will not be entitled to make a Rollover or Conversion of a LIBOR Based Loan and, upon the Maturity Date thereof, the provisions of Section 5.4(b) will apply.

5.5    Agent's Obligations. Upon receipt of a Notice of Drawdown, Notice of Rollover or Notice of Conversion with respect to a proposed Advance, the Agent will forthwith notify the Lenders of the proposed date on which such Advance is to take place, of each such Lender's Rateable Portion of such Advance and if applicable, of the account of the Agent to which each such Lender's Rateable Portion thereof is to be credited.

5.6    Lenders' Obligations. Each applicable Lender will, prior to 12:00 noon (Toronto, Ontario time) on the proposed date on which an Advance is to take place, credit the account of the Agent specified in the Agent's notice given pursuant to Section 5.5 with such Lender's Rateable Portion of such Advance, and by 1:00 p.m. (Toronto, Ontario time) on the same date, the Agent will make available to the Borrower the amount so credited.

5.7    [Intentionally Deleted]

5.8    [Intentionally Deleted]

5.9.    No Withholdings. Except as required by applicable Law, the Borrower shall make all payments required hereunder, whether by way of principal, interest or otherwise, without regard to any defence, counterclaim or right of set off available to the Borrower and without withholding any Taxes. If the Borrower is required by applicable Law to deduct any withholding Taxes from or in respect of any amounts payable under this Agreement (i) the amounts payable by the Borrower hereunder will be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.9) the Agent and the Lenders will receive an amount equal to the sum they would have received had no such deductions been made, (ii) the Borrower will make such deductions and (iii) the Borrower will pay the full amount deducted to the relevant taxing authority or other Administrative Body in accordance with applicable Law. Notwithstanding the foregoing (but without limiting Article 11), unless a Lender is an assignee in circumstances where an Event of Default has occurred and is continuing, the Borrower shall have no obligation to gross up for Taxes withheld wholly because a Lender is a "non-resident" of Canada and deals at "non-arm's length" with the Borrower (both within the meaning of the Income Tax Act (Canada)).

ARTICLE 6
CONDITIONS PRECEDENT TO DRAWDOWN

6.1    Conditions Precedent to Effectiveness. This Agreement will become effective upon the following conditions being met (unless waived in writing by all Lenders) including the receipt, where applicable, by the Agent, for and on behalf of the Lenders, of the following documents each in full force and effect, and in form and substance satisfactory to the Lenders, acting reasonably:

(a)	this Agreement shall have been duly executed and delivered by the Borrower;

(b)	the Agent and the Lenders shall have received favourable legal opinions of Borrower's Counsel and Lenders' Counsel in respect of the Borrower;

(c)	the Borrower shall have paid all fees and expenses then due in respect of this Agreement;

(d)	no Default or Event of Default shall have occurred and be continuing;

(e)	the representations and warranties in Article 13 and in any other Document shall be true, complete and correct on and with effect from the date of this Agreement;

(f)	the Agent and the Lenders shall have received in respect of the Borrower:

(i)

a certificate of status, certificate of compliance, good standing or similar certificate issued by an appropriate Administrative Body of the jurisdiction of organization of the Borrower, to the extent such certificate is issued by an Administrative Body in such jurisdiction;

(ii) a certificate of incumbency with specimen signatures of the individuals executing this Agreement; and

(iii) a certificate from an officer thereof attaching certified copies of (A) its constating documents and (B) resolutions of its governing body authorizing the execution and delivery of this Agreement;

(g)

there shall not have occurred since December 31, 2012 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect; and

(h)

evidence that the Existing Credit Agreement shall have been clarified to ensure that either (A) the Aggregate Principal Amount will be excluded from the representation and warranty in section 13.1(r) of the Existing Credit Agreement or (B) the reference therein to the “borrowing base covenant” will be expanded to refer to all of section 4.09 of the Note Indenture described in part (a) of the definition of Note Indenture.

6.2    Conditions Precedent to First Drawdown. The Lenders' obligation to provide the first Advance will be subject to and conditional upon the following conditions precedent being met (unless waived in writing by all Lenders) including the receipt, where applicable, by the Agent, for and on behalf of the Lenders, of the following documents each in full force and effect, and in form and substance satisfactory to the Lenders, acting reasonably:

(a)	the KNOC Korea Guarantee shall have been duly executed and delivered by KNOC Korea;

(b)	the Agent and the Lenders shall have received a favourable legal opinion of Lenders' Counsel in respect of KNOC Korea; and

(c)	the Agent and the Lenders shall have received in respect of KNOC Korea:

(i)

a certificate of status, certificate of compliance, good standing or similar certificate issued by an appropriate Administrative Body of the jurisdiction of organization of KNOC Korea, to the extent such certificate is issued by an Administrative Body in such jurisdiction;

(ii)	a certificate of incumbency with specimen signatures of the individuals executing the KNOC Korea Guarantee; and

(iii)

a certificate from the representative director thereof attaching certified copies of (A) its articles of incorporation, (B) the commercial registry extracts regarding KNOC Korea, (C) the minutes of its board of directors’ meeting at which the resolutions were adopted authorizing the execution and delivery of the Documents to which it is a party or (if applicable) other corresponding internal approval documents; (D) the seal impression certificate of its representative director and (E) the report filed with and accepted by its designated foreign exchange bank in relation to the KNOC Korea Guarantee pursuant to the Foreign Exchange Transaction Law of Korea and the regulations thereunder.

6.3    Conditions Precedent to all Drawdowns. The Lenders' obligation to provide Advances will be subject to and conditional upon the following conditions precedent being met, unless waived in writing by the Lenders:

(a)	the appropriate Notice of Drawdown, Notice of Rollover or Notice of Conversion will have been delivered in accordance with the notice provisions provided in Section 5.2;

(b)	no Event of Default or Default will have occurred and be continuing; and

(c)

subject to Section 13.2, each of the representations and warranties set out in Article 13 (other than in Section 13.1(j) which will not be restated and that made in Section 13.1(n) which will be restated as of the date referred to therein) will be true and correct with the same effect as if such representations and warranties had been made on the date of such Advance.

ARTICLE 7
CALCULATION OF INTEREST AND FEES

7.1    Records. The Agent will maintain records, in written or electronic form, evidencing all Advances and all other Indebtedness owing by the Borrower to the Agent and each Lender under this Agreement. The Agent will enter in such records details of all amounts from time to time owing, paid or prepaid by the Borrower to it hereunder. In addition, each Lender will maintain records, in written and electronic form, evidencing all Advances and other Indebtedness owing by the Borrower to such Lender under this Agreement. The information entered in such records will constitute prima facie evidence of the Indebtedness of the Borrower to the Agent and each Lender under this Agreement. In the event of a conflict between the records of the Agent and a Lender maintained pursuant to this Section 7.1, the records of the Agent will prevail, absent manifest error.

7.2    Payment of Interest and Fees.

(a)

Interest. Except as expressly stated otherwise herein, all U.S. Base Rate Loans and LIBOR Based Loans from time to time outstanding will bear interest, as well after as before maturity, default and judgment, with interest on overdue interest, at the applicable rates as prescribed under Sections 3.2 and 22.9, as applicable. Interest payable at a variable rate will be adjusted automatically without notice to the Borrower whenever there is a variation in such rate.

(b)

Calculation of Interest. Interest on U.S. Base Rate Loans will accrue and be calculated daily and be payable monthly in arrears on the first Banking Day of each month for the immediately preceding month, or, after notice to the Borrower, on such other Banking Day as is customary for the Agent having regard to its then existing practice. Interest on U.S. Base Rate Loans will be calculated on the basis of a 365 day year.

(c)

Interest Act (Canada). For the purposes of the Interest Act (Canada), the annual rates of interest applicable to U.S. Base Rate Loans are the rates as determined hereunder multiplied by the actual number of days in a period of one year commencing on the first day of the period for which such interest or stamping fee is payable and divided by 365.

(d)

LIBOR Based Loans. Interest on LIBOR Based Loans will accrue and be calculated daily and be payable at the end of each applicable LIBOR Period. Interest on LIBOR Based Loans will be calculated on the basis of the actual number of days in each LIBOR Period divided by 360. For the purposes of the Interest Act (Canada), the annual rates of interest applicable to LIBOR Based Loans are the rates as determined hereunder multiplied by the actual number of days in a period of one year commencing on the first day of the period for which such interest is payable and divided by 360.

7.3    [Intentionally Deleted]

7.4    [Intentionally Deleted].

7.5    [Intentionally Deleted].

7.6    Maximum Rate of Return. Notwithstanding any provision herein to the contrary, in no event will the aggregate “interest” (as defined in section 347 of the Criminal Code (Canada)) payable under this Agreement exceed the maximum effective annual rate of interest on the “credit advanced” (as defined in that section) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand will be deemed to have been made by mutual mistake of the Borrower and the applicable Lenders and the amount of such payment or collection will be refunded to the Borrower. For purposes of this Agreement, the effective annual rate of interest will be determined in accordance with generally accepted actuarial practices and principles over the term of the Credit Facility on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent will be prima facie evidence, for the purposes of such determination.

7.7    Waiver of Judgment Interest Act (Alberta). To the extent permitted by applicable Law, the provisions of the Judgment Interest Act (Alberta) will not apply to the Documents and are hereby expressly waived by the Borrower.

7.8    Deemed Reinvestment Not Applicable. The principle of deemed reinvestment of interest will not apply to any interest calculation under the Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

ARTICLE 8
GENERAL PROVISIONS RELATING TO LIBOR BASED LOANS

8.1   General.

(a)	The aggregate amount of each Advance by way of a LIBOR Based Loan will be at least U.S. $10,000,000 and in multiples of U.S. $100,000 for any amount in excess thereof.

(b)

For any amounts owing by the Borrower in respect of any LIBOR Based Loan which is not paid at maturity in accordance with this Agreement all such amounts will, as and from its Maturity Date, be deemed to be outstanding as a U.S. Base Rate Loan.

8.2    Early Termination of LIBOR Periods. If the Borrower requests, as herein permitted, that a Lender arrange for early termination of any LIBOR Based Loan, the Borrower will pay to the affected Lenders all expenses and out-of-pocket costs incurred by such Lenders as a result of the early termination of the LIBOR Based Loan, including expenses and out-of-pocket costs incurred due to early redemption of offsetting deposits. If, in the sole discretion of such Lenders, acting reasonably, any such early termination cannot be effected, the LIBOR Based Loan will not be terminated and the Borrower will continue to pay interest to such Lenders, at the rate per annum applicable to such LIBOR Based Loan for the remainder of the applicable LIBOR Period. A written statement of the Agent as to the amount and nature of such expenses and out-of-pocket costs will be prima facie evidence of the amount thereof.

8.3    Market Disruption Respecting LIBOR Based Loans. If, at any time subsequent to the giving of a Notice of Drawdown or Notice of Conversion or Notice of Rollover to the Agent by the Borrower with regard to any requested LIBOR Based Loan:

(a)

the Agent (acting reasonably) determines that by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, a requested LIBOR Based Loan during the ensuing LIBOR Period selected;

(b)

the Agent (acting reasonably) determines that the making or continuing of the requested LIBOR Based Loan by the Lenders has been made impracticable by the occurrence of an event which materially adversely affects the London interbank market generally; or

(c)

the Agent is advised by Lenders holding at least 35% of the Aggregate Commitment Amount by written notice (each, a "Libor Suspension Notice"), such notice to be received by the Agent no later than 12:00 noon (Toronto time) on the third Banking Day prior to the date of the requested Drawdown, Rollover or Conversion, as the case may be, that such Lenders have determined (acting reasonably) that LIBOR will not or does not represent the effective cost to such Lenders of United States Dollar deposits in such market for the relevant Interest Period, then the Agent shall give notice thereof to the Lenders and the Borrower as soon as possible after such determination or receipt of such Libor Suspension Notice, as the case may be, and the Borrower shall, within one Banking Day after receipt of such notice and in replacement of the Notice of Drawdown or Notice of Conversion or Notice of Rollover, as the case may be, previously given by the Borrower, give the Agent a Notice of Drawdown or Notice of Conversion or Notice of Rollover, as the case may be, which specifies the Drawdown of any other Borrowing or the Conversion of the relevant LIBOR Based Loan on the last day of the applicable LIBOR Period into any other Borrowing which would not be affected by the notice from the Agent pursuant to this Section 8.3.

In the event the Borrower fails to give, if applicable, a valid replacement Notice of Conversion or Notice of Rollover with respect to the maturing LIBOR Based Loans which were the subject of a Notice of Conversion or Notice of Rollover, such maturing LIBOR Based Loans shall be converted on the last day of the applicable LIBOR Period into U.S. Base Rate Loans as if a valid replacement Notice of Conversion or Notice of Rollover had been given to the Agent by the Borrower pursuant to the provisions hereof. In the event the Borrower fails to give, if applicable, a valid replacement Notice of Drawdown with respect to a Drawdown originally requested by way of a LIBOR Based Loan, then the Borrower shall be deemed to have requested a Drawdown by way of a U.S. Base Rate Loan in the amount specified in the original Notice of Drawdown and, on the originally requested Drawdown Date, the Lenders (subject to the other provisions hereof) shall make available the requested amount by way of a U.S. Base Rate Loan.

ARTICLE 9
[INTENTIONALLY DELETED]

ARTICLE 10
[INTENTIONALLY DELETED]

ARTICLE 11
INCREASED COSTS

11.1   Changes in Law.

(a)

If, after the date hereof, the adoption of any applicable Law (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any court or by any Administrative Body or any other entity charged with the interpretation or administration thereof or compliance by a Lender with any request or direction (whether or not having the force of law) of any such authority or entity hereafter:

(i)

subjects such Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Taxes (other than Taxes on such Lender's overall income), or changes the basis of taxation of payments due to such Lender, or increases any existing Taxes (other than Taxes on such Lender's overall income) on payments of principal, interest or other amounts payable by the Borrower to such Lender under this Agreement;

(ii)

imposes, modifies or deems applicable any reserve, liquidity, special deposit, regulatory or similar requirement against assets or liabilities held by, or deposits in or for the account of, or loans by such Lender, or any acquisition of funds for loans or commitments to fund loans or obligations in respect of undrawn, committed lines of credit;

(iii)

imposes on such Lender or requires there to be maintained by such Lender any capital adequacy or additional capital requirements (including, without limitation, a requirement which affects such Lender's allocation of capital resources to its obligations) in respect of any Borrowing or obligation of such Lender hereunder, or any other condition with respect to this Agreement; or

(iv)

directly or indirectly affects the cost to such Lender of making available, funding or maintaining any Borrowing or otherwise imposes on such Lender any other condition or requirement affecting this Agreement or any Borrowing or any obligation of such Lender hereunder;

and the result of (i), (ii), (iii) or (iv) above, in the sole determination of such Lender acting in good faith, is:

(v)	to increase the cost to such Lender of performing its obligations hereunder with respect to any Borrowing;

(vi)	to reduce any amount received or receivable by such Lender hereunder or its effective return hereunder or on its capital in respect of any Borrowing or the Credit Facility; or

(vii)

to cause such Lender to make any payment with respect to or to forego any return on or calculated by reference to, any amount received or receivable by such Lender hereunder with respect to any Borrowing or the Credit Facility;

such Lender shall determine that amount of money which shall compensate the Lender for such increase in cost, payments to be made or reduction in income or return or interest foregone (herein referred to as "Additional Compensation").

Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or other regulatory authorities, in each case pursuant to Basel III ((i) and (ii) being, the "New Rules"), shall in each case be deemed to be a "change in law" for the purposes of this Section 11.1, regardless of the date enacted, adopted or issued, in each case to the extent that such New Rules are materially different from those Laws which are in full force and effect on the Closing Date. Upon a Lender having determined that it is entitled to Additional Compensation in accordance with the provisions of this Section, the Lender shall promptly so notify the Borrower and the Agent. The relevant Lender shall provide the Borrower and the Agent with a photocopy of the relevant law, rule, guideline, regulation, treaty or official directive (or, if it is impracticable to provide a photocopy, a written summary of the same) and a certificate of a duly authorized officer of such Lender setting forth the Additional Compensation and the basis of calculation therefor, which shall be conclusive evidence of such Additional Compensation in the absence of manifest error. The Borrower shall pay to such Lender within 10 Banking Days of the giving of such notice such Lender's Additional Compensation. Each of the Lenders shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section are then applicable notwithstanding that any Lender has previously been paid any Additional Compensation.

(b)

Each Lender agrees that it will not claim Additional Compensation from the Borrower under Section 11.1(a) if it is not generally claiming similar compensation from its other customers in similar circumstances or in respect of a period greater than 90 days prior to notification of such claim unless, in the latter case, the adopted change or other event or circumstance giving rise to such claim for Additional Compensation is retroactive in effect.

11.2     Assignment of Affected Borrowing. In addition to the other rights and options of the Borrower hereunder and notwithstanding any contrary provisions hereof, if a Lender gives the notice provided for in Section 11.1 with respect to any Borrowing (an "Affected Borrowing"), the Borrower may, upon two (2) Banking Days notice to that effect given to such Lender and the Agent (which notice shall be irrevocable), require such Lender to assign its Rateable Portion of the Affected Borrowing outstanding together with accrued and unpaid interest on the principal amount so assigned up to the date of such assignment and any breakage costs determined in accordance with Section 8.2 and by paying such Additional Compensation as may be applicable to the date of such payment and upon such assignment and payment being made that Lender's obligations to make such Affected Borrowings to the Borrower under this Agreement shall terminate.

11.3     Illegality. If a Lender determines, in good faith, that the adoption of any applicable Law (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any court or by any Administrative Body or any other entity charged with the interpretation or administration thereof or compliance by a Lender with any request or direction (whether or not having the force of law) of any such authority or entity, now or hereafter makes it unlawful or impossible for any Lender to make, fund or maintain a Borrowing under the Credit Facility or to give effect to its obligations in respect of such a Borrowing, such Lender may, by written notice thereof to the Borrower and to the Agent declare its obligations under this Agreement in respect of such Borrowing to be terminated whereupon the same shall forthwith terminate, and the Borrower shall, within the time required by such Law (or at the end of such longer period as such Lender at its discretion has agreed), either effect a Conversion of such Borrowing in accordance with the provisions hereof (if such Conversion would resolve the unlawfulness or impossibility) or prepay the principal of such Loan together with accrued interest, such Additional Compensation as may be applicable with respect to such Loan to the date of such payment and all costs, losses and expenses incurred by the Lenders by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Borrowing or any part thereof on other than the last day of the applicable LIBOR Period (in the case of LIBOR Based Loans). If any such change shall only affect a portion of such Lender's obligations under this Agreement which is, in the opinion of such Lender and the Agent, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Agent, the other Lenders or the Borrower hereunder, such Lender shall only declare its obligations under that portion so terminated.

ARTICLE 12
EXPENSES

12.1    Expenses. The Borrower will pay or reimburse the Agent and the Lenders, as applicable, for the out-of-pocket expenses, including environmental risk assessments, reasonable legal fees (on a solicitor and his own client fully indemnity basis) and disbursements, and enforcement costs, incurred by the Agent and the Lenders, as applicable, in connection with the negotiation, preparation, execution, syndication and maintenance of the Documents and the enforcement of their rights and remedies under the Documents.

ARTICLE 13
REPRESENTATIONS AND WARRANTIES

13.1    Representations and Warranties. The Borrower hereby represents and warrants to the Lenders that:

(a)

Incorporation, Organization and Power. Each of the Harvest Parties, other than the Subsidiary Trusts and the Subsidiary Partnerships, has been duly incorporated or amalgamated, as applicable, and is validly existing under the Laws of its jurisdiction of incorporation or amalgamation and is duly registered to carry on business in each jurisdiction in Canada in which the nature of any material business carried on by it or the character of any property owned or leased by it makes such registration necessary, and the Borrower has full corporate power and capacity to enter into and perform its obligations under this Agreement, and to carry on its business as currently conducted. Each of the Subsidiary Partnerships has been duly formed as a general or limited partnership, as applicable, and is validly existing under the Laws of its jurisdiction of formation and is duly registered to carry on business in each jurisdiction in Canada in which the nature of any material business carried on by it or the character of any property owned or leased by it make such registration necessary, and it has full power and capacity to carry on its business as currently conducted. Each of the Subsidiary Trusts has been duly formed under the Laws of the Province of Alberta as a trust under such Laws and the trustee of each such trust has full power and capacity to carry on its trust activities as currently conducted.

(b)

Authorization and Status of Agreements. This Agreement has been duly authorized, executed and delivered by the Borrower and the execution and delivery thereof and the performance of its obligations thereunder does not conflict with or contravene or constitute a default or create an encumbrance, other than a Permitted Encumbrance, under:

	(i)	the constating documents or by-laws, or any resolution of the directors, of the Borrower;

(ii)

the Material Contracts, or any other agreement or document to which any Harvest Party is a party or by which any Harvest Party's property is bound, and which is material to the Harvest Parties taken as a whole; or

	(iii)	any applicable Law.

(c)

Enforceability. This Agreement constitutes legal, valid and binding obligations of the Borrower and is enforceable against it in accordance with the terms thereof, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar statutes affecting the enforcement of creditors' rights generally and by general principles of equity.

(d)

Litigation. There are no actions, suits or proceedings at Law or before or by any Administrative Body existing or pending, or to the Borrower's knowledge threatened, to which any of the Harvest Parties is, or to the Borrower's knowledge is threatened to be made, a party, the result of which would reasonably be expected, if successful against such party, to have a Material Adverse Effect.

(e)

Environmental Laws. Each of the Harvest Parties has (i) obtained all permits, licenses and other authorizations which are required under Environmental Laws; and (ii) is in full compliance with Environmental Laws and with the terms and conditions of all such permits, licenses and authorizations; all except to the extent that failure to so obtain or so comply would not reasonably be expected to have a Material Adverse Effect.

(f)	Environmental Condition of Property. The property or any part thereof owned, operated or controlled by any of the Harvest Parties:

(i)

is not, to the knowledge of the Borrower, the subject of any outstanding claim, charge or order from an Administrative Body alleging violation of Environmental Laws or, if subject to any such claim, charge or order, the Borrower is taking or causing to be taken, all such remedial, corrective or other action required under the claim, charge or order or is diligently and in good faith contesting or causing the Harvest Parties, as applicable, to contest the validity thereof; and

(ii)

complies, with respect to each of its use and operation, in all respects with Environmental Laws and with the terms and conditions of all permits, licenses and other authorizations which are required to be obtained by each of them under applicable Environmental Laws, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(g)

Title to Properties. Each of the Harvest Parties has good and valid title to its properties, subject only to Permitted Encumbrances and to minor defects of title which in the aggregate do not materially affect the rights of ownership therein taken as a whole among all Harvest Parties.

(h)

Operation of Properties. To the best of the Borrower's knowledge, information and belief, after due enquiry, all of the oil, gas and other wells of the Harvest Parties have been drilled, completed, shut-in and abandoned (and they have abandoned such wells if they were required by applicable law to have been abandoned), and all property owned or operated by the Harvest Parties has been and will continue to be owned, operated and maintained, as the case may be, in a good and workmanlike manner in accordance with sound industry practice and in accordance with all applicable Laws, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(i)

No Adverse Change. The audited annual consolidated financial statements of the Borrower dated as at December 31, 2012 provided to the Lenders were prepared in accordance with GAAP and such financial statements present fairly in all material respects the Borrower's consolidated financial position as at the date thereof and since the date of the most recent such financial statements provided to the Lenders there has been no occurrence of any event or circumstance which would reasonably be expected to have a Material Adverse Effect, other than as previously disclosed in writing to the Agent.

(j)

Information. To the knowledge of the Borrower and as of the Closing Date, all factual information heretofore or contemporaneously furnished by or on behalf of the Harvest Parties to the Agent in connection with the Credit Facility was true and accurate in all material respects at the time given and the Borrower is not aware of any omission of any material fact which renders such factual information incomplete or misleading in any material way at the time given.

(k)	No Breach of Orders, Licences or Statutes. None of the Harvest Parties is in breach of:

(i)	any order, approval or mandatory requirement or directive of any Administrative Body;

(ii)	any governmental licence or permit; or

(iii)	any applicable Law,

the breach of which would reasonably be expected to have a Material Adverse Effect.

(l)	No Default. No Default or Event of Default has occurred and is continuing.

(m)

Approvals. All authorizations, consents, approvals, permits and licenses of any Administrative Body necessary for each of the Harvest Parties to carry on their respective business, as currently carried on, and all authorizations, consents and approvals of any Administrative Body necessary for each of them to enter into the Documents and perform their respective obligations thereunder have, in each case, been obtained and are in good standing, except to the extent that failure to so obtain would not reasonably be expected to have a Material Adverse Effect.

(n)	Subsidiaries.

As of the later of the Closing Date and the date that the most recent updated Schedule J was provided to the Agent:

(i)

all of the Subsidiaries of the Borrower, and the Borrower’s direct or indirect ownership interests therein, and whether such Subsidiaries are Restricted Subsidiaries or Non-Restricted Subsidiaries, are set forth in Schedule J;

(ii) all of the issued shares or units of such Subsidiaries have been validly issued and are outstanding as fully paid and non assessable Securities;

(iii) the legal name, the jurisdiction of formation and the legal ownership of each of the Borrower’s Subsidiaries are set out in Schedule J; and

(iv) all of the partners in the Subsidiary Partnerships and all of the trustees and beneficiaries of the Subsidiary Trusts are set forth in Schedule J.

(o)

Pension. Each Harvest Party has in all respects complied with the contractual provisions and applicable Laws relating to each Pension Plan to which it is a party or by which it is otherwise bound, except to the extent failure to comply would not reasonably be expected to have a Material Adverse Effect. All amounts due and owing under any such Pension Plan have been paid in full in accordance with the funding requirements of applicable Law, and to the knowledge of the Borrower, no deficiency exists (whether or not waived) under any such Pension Plan that would reasonably be expected to have a Material Adverse Effect.

(p)

Insurance. Each Harvest Party has in full force and effect such policies of insurance in such amounts issued by such insurers of recognized standing covering the property of the Harvest Parties in accordance with prudent industry standards and Section 14.2(h).

(q)

Taxes. Each Harvest Party has filed all tax returns which are required to be filed and paid all Taxes (including interest and penalties) which are due and payable, unless such payment is being disputed in good faith, and the applicable Harvest Party has made all appropriate provisions in respect thereof in accordance with GAAP, except, in either case, to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.

(r)

Compliance with Debt Agreements. The Aggregate Principal Amount (including the amount of any requested Drawdown hereunder) is permitted by the financial covenants in section 14.3 of the Existing Credit Agreement and by the covenant in section 4.09 of the note indenture described in part (a) of the definition of Note Indenture (and the equivalent provision in any other Note Indenture).

13.2    Acknowledgement. The Borrower acknowledges that the Lenders are relying upon the representations and warranties in this Article 13 in making the Credit Facility available to the Borrower and that each such representation and warranty (other than that made in Section 13.1(j) which will not be restated and that made in Section 13.1(n) which will be restated as of the date referred to therein) will be deemed to be restated in every respect effective on the date each and every Advance is made under the Credit Facility except for Advances which are Rollovers or Conversions in which case only Section 13.1(l) will be deemed to be restated.

13.3    Survival and Inclusion. The representations and warranties in this Article 13 shall survive until all Obligations have been repaid and this Agreement has been terminated. All statements, representations and warranties contained in any Compliance Certificate and the other Documents shall constitute statements, representations and warranties made by the Borrower to the Agent and the Lenders under this Agreement.

ARTICLE 14
COVENANTS

14.1    Reporting Covenants. While any Obligations are outstanding or while the Credit Facility remains available to the Borrower, the Borrower covenants with the Lenders that:

(a)

Financial Statements. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and within 90 days after the end of each fiscal year of the Borrower, the Borrower will deliver to the Agent a copy of the Borrower's quarterly unaudited consolidated financial statements and with respect to its fiscal year end, its annual audited consolidated financial statements; provided that requirement to deliver the foregoing financial statements may be satisfied by posting such financial statements or other information on www.SEDAR.com or on a website, as applicable, within the time periods referred to above and forthwith advising the Agent that such financial statements and other information have been so posted and the details of any website on which the same have been posted.

(b)

Quarterly Compliance Certificate. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the Borrower will deliver to the Agent a Compliance Certificate.

(c)	Annual Budget. Within the earlier of:

	(i)	120 days after the end of each fiscal year, and

	(ii)	5 Banking Days after any necessary internal approvals of the Borrower's management and its board of directors has been obtained,

the Borrower will deliver to the Agent an annual cash flow forecast and capital budget for the Borrower for the next succeeding fiscal year, in reasonable detail and scope; provided that the delivery of such budget to the "Agent" under and as defined in the Existing Credit Agreement shall be deemed to satisfy this requirement if and for so long as all of the Lenders are "Lenders" under and as defined in the Existing Credit Agreement.

(d)

Independent Engineering Report. On or before April 30 of each year, the Borrower will deliver to the Agent an Independent Engineering Report covering all of the proved Oil and Gas Properties, excluding or separately identifying the Black Gold Assets, and dated not earlier than December 31 of the immediately preceding year (together, if requested, with such other reports received or prepared by the Harvest Parties relating to their reserves in connection with the preparation of their Oil and Gas Properties disclosure required by applicable Law); provided that the delivery of such report to the "Agent" under and as defined in the Existing Credit Agreement shall be deemed to satisfy this requirement if and for so long as all of the Lenders are "Lenders" under and as defined in the Existing Credit Agreement.

(e)

Notice of Default. The Borrower will notify the Agent of the occurrence of any Default or Event of Default promptly upon becoming aware thereof and specify in such notice the nature of the event and the steps taken or proposed to be taken to remedy the same.

(f)

Notice of Legal Proceedings. The Borrower will, promptly upon becoming aware thereof, notify the Agent of the commencement of any legal or administrative proceedings against any Harvest Party which, if adversely determined against the applicable Harvest Party, would reasonably be expected to have a Material Adverse Effect.

(g)

Notice of Environmental Damage. The Borrower will, promptly upon acquiring knowledge thereof, notify the Agent of the discovery of any Contaminant or of any Release of a Contaminant into the Environment from or upon the land or property owned, operated or controlled by any of the Harvest Parties which would reasonably be expected to have a Material Adverse Effect.

(h)

Notice of Material Adverse Effect. The Borrower will, promptly upon becoming aware thereof, notify the Agent of the occurrence of any event or circumstance that would reasonably be expected to have a Material Adverse Effect.

(i)

Notice of New Subsidiaries. The Borrower will promptly notify the Agent of the creation or acquisition of any new Subsidiaries after the Closing Date or any other changes to the information set forth in Schedule J after the Closing Date by circulating an updated Schedule J to the Agent for distribution to the Lenders.

(j)

Requested Information. The Borrower will, promptly after any request therefor, provide or make reasonably available to the Agent such other information regarding the Harvest Parties and their respective operations, business, insurance assets, environmental standing, financial condition, financial forecasts or other information as may in any such case be reasonably requested by the Agent on behalf of the Lenders (subject to any confidentiality restrictions which the Borrower shall use reasonable commercial efforts to overcome).

14.2    Affirmative Covenants. While any Obligations are outstanding or while the Credit Facility remains available to the Borrower, the Borrower covenants with the Lenders that:

(a)	Punctual Payment. The Borrower will pay or cause to be paid all Obligations punctually when due.

(b)

Legal Existence. Except as permitted by Section 17.1, the Borrower will do or will cause to be done all things necessary to preserve and keep in full force and effect each of the Borrower's and the applicable Harvest Parties' legal existence in good standing under the Laws of its governing jurisdiction.

(c)

Compliance with Law. The Borrower will, and will cause the other Harvest Parties to, comply with all applicable Laws, including Environmental Laws, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(d)

Performance. The Borrower will, and will cause each of the other Harvest Parties and, if applicable, any Non-Restricted Subsidiaries to, observe the terms of and perform its obligations under each of the Documents to which it is a party.

(e)

Inspection of Property; Books and Records; Discussions. The Borrower will, and will cause each Harvest Party to, maintain books and records of account in accordance with GAAP and all applicable Laws; and permit representatives of the Agent no more than once a year while no Default or Event of Default exists (at the Lenders' expense) and at any time while a Default or Event of Default exists (at the Borrower's expense), subject to the Borrower's health and safety requirements and to the extent reasonably within its control, to visit and inspect any property of any Harvest Party (excluding if and when acquired, the Black Gold Assets), including with respect to environmental matters related thereto, and to examine and make abstracts from any books and records of any Harvest Party at any reasonable time during normal business hours and upon reasonable request and notice and to discuss the business, property, condition (financial or otherwise) and prospects of any Harvest Party with their senior officers and (in the presence of such representatives, if any, as it may designate) with its auditors.

(f)

Operation of Properties. The Borrower will, and will cause the other Harvest Parties to, manage, maintain and operate their respective property, or, if it is not the operator, use reasonable commercial efforts to ensure that such property is managed, maintained and operated, in accordance with (i) sound industry practice and (ii) all applicable Laws, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(g)

Performance of Leases. The Borrower will, and will cause the other Harvest Parties to, perform or cause to be performed all obligations under all leases relating to its property (except if and when acquired, the Black Gold Assets), including payment of rentals, royalties, taxes or other charges in respect thereof which are necessary to maintain all such leases in good standing in all material respects, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, provided that this covenant will not restrict their right to surrender leases which are uneconomic to maintain.

(h)

Insurance. The Borrower will maintain or cause to be maintained with insurers of recognized standing adequate insurance (including deductibles which are customary for the industry) in respect of the property of the Harvest Parties, including all wellhead equipment and other plant and equipment according to prudent industry standards, and will provide the Agent with copies of all insurance policies relating thereto if so requested.

(i)

Payment of Taxes. The Borrower will, and will cause the other Harvest Parties to, file all tax returns which are required to be filed and pay all Taxes (including interest and penalties) which are due and payable, unless such payment is being disputed in good faith, and the applicable Harvest Party has made all appropriate provisions in respect thereof in accordance with GAAP, except, in either case, to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.

(j)

Remittances. The Borrower will, and will cause the other Harvest Parties to, make all of the remittances required to be made by each Harvest Party to the applicable federal, provincial, municipal or state governments and keep such remittances up to date, except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.

(k)

Partners, Shareholders and Beneficiaries. All of the partners in the Subsidiary Partnerships, all of the shareholders in the corporate Restricted Subsidiaries, all of the trustees (except as may be otherwise required by applicable Law or to preserve the status or properties of any Subsidiary Trust in which case a third party professionally qualified trustee will be permitted) and beneficiaries of the Subsidiary Trusts and all of the administrators of the Subsidiary Trusts will at all times be Harvest Parties.

(l)

Wholly-Owned Status. The Restricted Subsidiaries will at all times be direct or indirect wholly-owned Subsidiaries of the Borrower and all ownership interests therein shall be held by one or more Harvest Parties.

(m)	[Intentionally Deleted]

(n)	Ownership of Assets. The Borrower will ensure at all times that the Borrower and the Restricted Subsidiaries directly own not less than 85% of the Consolidated Tangible Assets.

14.3    [Intentionally Deleted]

14.4    Negative Covenants. While any Obligations are outstanding or while the Credit Facility remains available to the Borrower:

(a)

Limitation on Liens. The Borrower will not, and will not permit any other Harvest Parties to, provide or permit a Security Interest to exist over its property, assets or undertaking, except for Permitted Encumbrances.

(b)	Limitation on Distributions. The Borrower will not, and will not permit any other Harvest Parties to:

	(i)	make any Distribution except for the following permitted Distributions:

(A)

any Distribution provided that the Consolidated Total Debt to EBITDA Ratio will not exceed 2.5:1.0 immediately after such Distribution and after giving effect to any Consolidated Total Debt incurred to fund, directly or indirectly, such Distribution (and, for the purposes of this clause (A), Consolidated Total Debt shall be determined immediately after such Distribution and Consolidated EBITDA shall be determined as at the end of the most recent fiscal quarter);

(B)

any Distribution provided that the aggregate of such Distribution together with all other Distributions made during the most recent three fiscal quarters and the current fiscal quarter will not exceed an amount equal to (x) Consolidated EBITDA for the most recent four fiscal quarters minus (y) the aggregate capital expenditures made by the Harvest Parties during the most recent three fiscal quarters and the current fiscal quarter; and

(C)

any other Distribution provided that: (x) the aggregate of all Distributions made since April 29, 2011 pursuant to this clause (C) will not exceed Cdn. $150,000,000, and (y) immediately after each Distribution made under this clause (C) in excess of a cumulative maximum amount of Cdn. $100,000,000, Harvest shall be in compliance with each of the financial covenants in section 14.3 of the Existing Credit Agreement as determined on a pro forma basis using the then current amounts of Consolidated Senior Debt, Consolidated Total Debt and Intercompany Subordinated Debt and using the historical amounts of Consolidated EBITDA and shareholders' equity from either the most recent delivered compliance certificate under the Existing Credit Agreement or the most recent financial statements of the Borrower;

provided that, notwithstanding the foregoing, no Distribution shall be made if a Default or Event of Default has occurred and is continuing or could reasonably be expected to occur as a result of the making of such Distribution;

(ii)

make any payment in respect of the Notes if Default or Event of Default exists, except that one regularly scheduled interest payment may be made in respect of the Notes while a Default exists but prior to an Event of Default occurring, provided in any such case that no new Default or Event of Default could reasonably be expected to occur as a result of making such payment; or

(iii)

make any payment (other than the issuance of shares of the Borrower) in respect of Convertible Debentures or Subordinated Debt if a Default or Event of Default exists or could reasonably be expected to occur as a result of making such payment.

(c)

Limitation on Hedge Agreements. The Borrower will not, and will not permit any other Harvest Parties to, enter into or maintain Hedge Agreements unless the same are entered into in accordance with the then applicable hedging policies approved by the board of directors of the Borrower, provided that notwithstanding the foregoing, the Borrower and the other Harvest Parties will not enter into or maintain Hedge Agreements for speculative purposes.

(d)	Financial Assistance or Capital Contributions. The Borrower will not, and will not permit any other Harvest Parties to:

	(i)	provide any guarantee, loan or other financial assistance to any Person, other than to or for the benefit of another Harvest Party; or

	(ii)	make any contributions of capital or any other forms of equity investment in any Person that is not a Harvest Party;

which in aggregate exceeds $25,000,000 (or the Canadian Dollar Exchange Equivalent thereof) at any particular time (as determined from and after the Closing Date and, for certainty, (A) any equity investment will be valued at the time such investment is made and (B) any financial assistance or equity investments, to the extent repaid or otherwise returned, will be excluded from any subsequent determination of this limit).

(e)

Transactions with Affiliates. The Borrower will not, and will not permit any other Harvest Parties to, except as specifically permitted hereunder, enter into any transaction, including the purchase, sale or exchange of any property or the rendering of any services, with any of its shareholders, partners or with any Affiliate, or with any of its or their directors or officers, or enter into, assume or suffer to exist any employment, consulting or analogous agreement or arrangement with any such shareholder, partner or Affiliate or with any of its directors or officers, except a transaction or agreement or arrangement which is in the ordinary course of business of the applicable Harvest Party and which is upon terms not materially less favourable to the applicable Harvest Party than it would obtain in comparable arms-length transaction; provided that such restriction will not apply to: (i) any transaction among the Harvest Parties and provided loans or other financial assistance from KNOC Korea and its subsidiaries and Affiliates may be at less than market rates provided that such loans otherwise are in accordance with applicable Laws, or (ii) any transactions or agreements where the aggregate payments made thereunder are less than Cdn. $5,000,000 per calendar year.

(f)	Change in Business. The Borrower will not, and will not permit any other Harvest Parties to:

(i)

make any material change in the nature of its business as carried on at the Closing Date which in any event will be permitted to include the ownership and development of Oil and Gas Properties and the refining and marketing of Petroleum Substances (whether or not produced from the Oil and Gas Properties) and properties and businesses reasonably ancillary thereto and including, without limitation, the exploration, development, production, processing, upgrading, transportation and non-speculative marketing of Petroleum Substances and related products; or

(ii)

except for the purchase of Petroleum Substances for use in the Refinery from non-OECD Countries, carry on business outside of the OECD Countries or any other jurisdictions approved by the Majority Lenders acting reasonably.

(g)

Asset Dispositions. The Borrower will not, and will not permit the other Harvest Parties to, directly or indirectly, make any sale, exchange, lease, transfer or other disposition of (i) any of its right, title and interest in the Material Contracts other than to another Harvest Party, or (ii) any of its properties or assets to any Person if such sale, exchange, lease, transfer or other disposition would reasonably be expected to have a Material Adverse Effect.

(h)

Material Contracts. The Borrower will not, and will not permit the other Harvest Parties to, terminate, make any amendment to or waive any provision of any of the Material Contracts if to do so would reasonably be expected to have a Material Adverse Effect. The Borrower will provide copies of all material amendments, supplements or replacements of any Material Contract to the Agent with sufficient copies for the Lenders. Notwithstanding the foregoing, the Borrower will not permit any amendment to the terms of the Material Contracts as they relate to the determination and calculation of Distributions that can be distributed by the Harvest Parties without the prior consent of the Majority Lenders if such amendment would materially change the determination and method of calculation of such Distributions.

ARTICLE 15
DESIGNATION OF RESTRICTED SUBSIDIARIES

15.1    Designation of Non-Restricted/Restricted Subsidiaries.

(a)	The Borrower from time to time, by notice to the Agent, shall be entitled to designate and redesignate that either:

	(i)	a Restricted Subsidiary will be a Non-Restricted Subsidiary; or

	(ii)	a Non-Restricted Subsidiary will be a Restricted Subsidiary,

provided that the Borrower will not be entitled to:

	(iii)	make any such designation if a Default or an Event of Default has occurred and is continuing (unless such designation will cure such Default or Event of Default); or

	(iv)	make any such designation if a Default or an Event of Default would result from or exist immediately after such a designation.

(b)

The Borrower will, concurrently with delivery of a notice pursuant to Section 15.1(a), deliver to the Agent (i) a certificate of a senior officer of the Borrower addressed to the Agent and the Lenders certifying that the Borrower is entitled to make the designation referenced in such notice and (ii) an updated Schedule J reflecting such designation.

(c)	[Intentionally Deleted]

ARTICLE 16
INDEMNITY OF BORROWER

16.1    Indemnity of Borrower. The Borrower hereby indemnifies and holds harmless each of the Agent and the Lenders, including their respective directors, officers, employees, consultants and agents (in this Section 16.1, collectively the “indemnified parties”), from and against any Claims suffered or incurred by an indemnified party, by reason of:

(a)	the use of proceeds of the Credit Facility to finance any transaction (whether in whole or in part or directly or indirectly); or

(b)

the Release of any Contaminant into the Environment or breach of any Environmental Laws and the remedial action, if any, required to be taken by the Agent or the Lenders in respect of any such Release or breach;

except in such cases where and to the extent that any such Claim arises from the gross negligence or wilful misconduct of such indemnified parties. This indemnity will survive repayment or cancellation of the Credit Facility or any part thereof, including any termination of the other provisions of this Agreement. Other than for reasonable costs and expenses incurred by the indemnified parties for investigating, defending or denying a Claim or preparing any necessary environmental assessment report or other reports in connection with any Claim (the reasonable costs thereof to be paid forthwith by the Borrower on demand therefor), the indemnified parties will not request indemnification from the Borrower unless an indemnified party is required by Law, based on the advice of such indemnified party's counsel, to honour a Claim or any part thereof. The indemnified parties will be entitled, but not obligated, to negotiate any settlement of a Claim in consultation with the Borrower, and any such settlement will be binding on the Parties. The provisions of this Article 16 shall survive repayment of the Obligations and termination of this Agreement.

16.2    Right to Defend. The Borrower will have the right, through the appointment of counsel, to participate in and/or control any action, suit or proceeding for which it is liable as an indemnitor under Section 16.1; provided that:

(a)

the Borrower will not have the right to participate in or control such action, suit or proceeding if it involves potential imposition of criminal liability upon the indemnified party or a conflict of interest between the Borrower and the indemnified party; and

(b)

the indemnified party, at the Borrower's expense, will have the right to retain its own counsel in the event of inconsistent defences, conflicts of interest, the Borrower not assuming the defence of the action within a reasonable period of time or there being defences available to the indemnified party which are different from or in addition to those available to the Borrower, and such participation by the indemnified party in the defence will not release the Borrower from any liability that it may have to such indemnified party.

ARTICLE 17
REORGANIZATION

17.1    Successor Harvest Party. The Borrower will not, and will not permit any other Harvest Party to, enter into any transaction whereby all or substantially all of the undertaking, property and assets of the Borrower or of such Harvest Party would become the property of any other Person (a “successor entity”) whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise (provided that a transaction solely among the Harvest Parties shall be permitted) unless:

(a)

prior to or contemporaneously with the consummation of such transaction, such Harvest Party, and the successor entity, as applicable, shall have executed such instruments and done such things as in the opinion of the Agent, acting reasonably, are necessary or advisable to establish that upon the consummation of such transaction:

	(i)	the successor entity shall have assumed all the covenants and obligations of such Harvest Party under the Documents to which it is a party;

(ii)

the Documents, as applicable, shall be a valid and binding obligation of the successor entity entitling the Agent and the Lenders, as against the successor entity, to exercise all their rights thereunder;

	(iii)	the rights and benefits afforded or intended to be afforded the Agent and the Lenders under the Documents to which such Harvest Party is a party are not adversely affected in any material respect; and

	(iv)	legal opinions satisfactory to the Agent confirming the matters set forth in Sections 17.1(a)(i) and (ii) above are provided by Borrower's Counsel;

(b)	no Default or Event of Default is subsisting or would occur after giving effect to such transaction;

(c)

the Lenders, acting reasonably, are satisfied that the creditworthiness of the successor entity is no less than the creditworthiness of the predecessor entity or are otherwise satisfied with the creditworthiness of the successor entity, provided that the Lenders shall be deemed to be satisfied with the creditworthiness of the successor entity if the Lenders have received satisfactory evidence that the applicable rating agencies have concluded that the senior secured long term debt of the successor entity will be rated equal to or above Investment Grade after giving effect to such transaction; and

(d)	such transaction would not otherwise be reasonably expected to have a Material Adverse Effect.

ARTICLE 18
EVENTS OF DEFAULT

18.1    Event of Default. Each of the following events will constitute an Event of Default:

(a)

Failure to Pay. If the Borrower defaults in the due and punctual payment of any principal amounts owing under the Documents as and when the same becomes due and payable, whether at maturity or otherwise; or if the Borrower defaults in the payment of any interest, fees or other amounts owing under the Documents as and when the same become due and payable and such default continues for a period of 3 Banking Days.

(b)

Incorrect Representations. If any representation or warranty made or deemed to be made by KNOC Korea or a Harvest Party in the Documents will prove to have been incorrect when so made or deemed to have been made as herein provided and, if capable of being cured, such default continues for a period of 30 days after notice thereof being given to the Borrower by the Agent.

(c)	Breach of Selected Covenants. If there is a breach in the performance or observance of any of the covenants or agreements in Section 14.4(b), 14.4(g) or 17.1.

(d)

Breach of Remaining Covenants. Except for an Event of Default set out elsewhere in this Section 18.1, if KNOC Korea, the Borrower or another Harvest Party defaults in the performance or observance of any covenant, obligation or condition to be observed or performed by it pursuant to any of the Documents or any other agreement now or hereafter made by the Borrower or another Harvest Party with the Agent and the Lenders and, if capable of being cured, such default continues for a period of 30 days after the earlier of a senior officer of KNOC Korea, the Borrower or another Harvest Party acquires actual knowledge thereof or notice thereof is given to the Borrower by the Agent.

(e)

Insolvency. If a judgment, decree or order of a court of competent jurisdiction is entered against KNOC Korea or any of the Harvest Parties, (i) adjudging such party bankrupt or insolvent, or approving a petition seeking its reorganization or winding-up under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous Law, or (ii) appointing a receiver, trustee, liquidator, or other person with like powers, over all, or substantially all, of the property of such party and, in the case of a petition, application or proceeding instituted by a third party, such judgment, decree or order is not stayed or dismissed within 10 Banking Days.

(f)

Winding Up. If, (i) except as permitted by Section 17.1, an order or a resolution is passed for the dissolution, winding-up, reorganization or liquidation of KNOC Korea or any of the Harvest Parties, pursuant to applicable Laws, including the Business Corporations Act (Alberta), or (ii) if KNOC Korea or any of the Harvest Parties institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous Law, or (iii) KNOC Korea or any of the Harvest Parties consents to the filing of any petition under any such Law or to the appointment of a receiver, or other person with like powers, over all, or substantially all, of such party's property, or (iv) KNOC Korea or any of the Harvest Parties makes a general assignment for the benefit of creditors, or becomes unable to pay its debts generally as they become due, or (v) KNOC Korea or any of the Harvest Parties takes or consents to any action in furtherance of any of the aforesaid purposes.

(g)

Other Indebtedness. Any default shall have occurred and is continuing in respect of any Indebtedness of one or more Harvest Parties (other than the Obligations or “Hedge Indebtedness” (as defined in the Existing Credit Agreement) owing to a Lender or its Affiliate) which results in the acceleration of the payment of such Indebtedness or which permits the holder thereof to accelerate the payment of such Indebtedness and if there is a grace period applicable thereto arising under contract or otherwise, such default continues beyond the expiry of such grace period or if any lender shall demand repayment of any Indebtedness owed to it by any Harvest Party which is repayable on demand, and the aggregate outstanding principal amount of all such Indebtedness is at least $35,000,000 (or the Canadian Dollar Exchange Equivalent thereof).

(h)

Final Judgments. A final judgment or judgments or any order is entered against one or more Harvest Parties in an aggregate amount equal to or greater than $35,000,000 (or the Canadian Dollar Exchange Equivalent thereof), which remains unsatisfied or undischarged for a period of 30 days during which such judgment shall not be subject to an appeal or execution thereof will not be effectively stayed.

(i)

Cessation of Business. Except as permitted by Section 17.1, any of the Harvest Parties whose business or assets are material to the Harvest Parties taken as a whole ceases or proposes to cease carrying on business, or a substantial part thereof, or makes or threatens to make a bulk sale of its property.

(j)

Hedge Indebtedness. The Borrower fails to make payment when due of any “Hedge Indebtedness” (as defined in the Existing Credit Agreement) owing to a Lender or its Affiliate and such payment default continues for 5 Banking Days after the expiry of all applicable cure periods.

(k)

Seizure of Property. The property of any one or more of the Harvest Parties (excluding any Black Gold Assets, if and when acquired) having a fair market value in excess of $35,000,000 (or the Canadian Dollar Exchange Equivalent thereof), in the aggregate, shall be seized (including by way of execution, attachment, garnishment or distraint) or any Security Interest thereon shall be enforced, or such property shall become subject to any charging order or equitable execution of a court, or any writ of enforcement, writ of execution or distress warrant with respect to obligations in excess of $35,000,000 shall exist in respect of any one or more of the Harvest Parties or such property, or any sheriff, civil enforcement agent or other Person shall become lawfully entitled to seize or distrain upon any such property under the Civil Enforcement Act (Alberta), the Workers' Compensation Act (Alberta), the Personal Property Security Act (Alberta) or any other applicable Laws whereunder similar remedies are provided, and in any case such seizure, execution, attachment, garnishment, distraint, charging order or equitable execution, or other seizure or right, shall continue in effect and not released or discharged for more than 30 days.

(l)	Loss of Control. If KNOC Korea ceases at any time to have Control of the Borrower without the prior written consent of the Majority Lenders.

(m)

Enforceability of Documents. If (i) any material provision of any Document shall at any time cease to be in full force and effect, be declared to be void or voidable or shall be repudiated and the Borrower has not, if such defect is capable of being remedied, forthwith commenced to remedy such defect and remedied such defect within 30 days after notice thereof being given to the Borrower by the Agent, or (ii) the validity or enforceability of any material provision of any Document shall at any time be contested by any Harvest Party or KNOC Korea.

(n)

Qualified Auditor Report. If the audited financial statements of the Borrower that are required to be delivered by the Borrower pursuant to Section 14.1(a) contain a qualification that is not acceptable to the Majority Lenders, acting reasonably, and such qualification is not rectified or otherwise dealt with to the satisfaction of the Majority Lenders, acting reasonably, within a period of 30 days after the delivery of such financial statements by the Borrower hereunder.

18.2    Remedies. Upon the occurrence of an Event of Default, the Lenders may forthwith terminate any further obligation to make Advances and the Majority Lenders, through the Agent, may declare all Obligations to be immediately due and payable, whereupon the Borrower will be obligated without any further grace period to forthwith pay such amounts and the Agent and the Lenders may, subject to Section 22.11, exercise any and all rights, remedies, powers and privileges afforded by applicable Law or under any and all other instruments, documents and agreements made to assure payment and performance of the obligations of the Borrower under the Documents.

18.3    Waivers. An Event of Default may be waived by the Majority Lenders, except that an Event of Default set forth in Section 18.1(e), 18.1(f), 18.1(i) or 18.1(l) may only be waived by all of the Lenders.

ARTICLE 19
CONFIDENTIALITY

19.1    Exchange and Confidentiality of Information

(a)

Each of the Agent and the Lenders acknowledges the confidential nature of the Information (as defined below) and agrees to use all reasonable efforts to prevent the disclosure thereof; provided, however, that:

(i)

the Agent and the Lenders may disclose all or any part of the Information if, in their reasonable opinion, such disclosure is required in connection with any actual or threatened judicial, administrative or governmental proceedings including, without limitation, proceedings initiated under or in respect of this Agreement;

(ii)

the Agent and the Lenders shall incur no liability in respect of any Information required to be disclosed by any applicable law or regulation, or by applicable order, policy or directive having the force of law, to the extent of such requirement;

(iii)

the Agent and the Lenders may provide their Affiliates, Lenders' legal counsel and their other agents and professional advisors with any Information; provided that such Persons shall be under a like duty of confidentiality to that contained in this Section;

(iv)

the Agent and each of the Lenders may provide their insurers and re- insurers and any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Borrower, its Subsidiaries and the Obligations with any Information; provided that such Persons shall be under a like duty of confidentiality to that contained in this Section;

(v)

the Agent and the Lenders may disclose the Information to (A) any other Lender or (B) any assignee or participant or bona fide prospective assignee or participant pursuant to Section 20.2, in each case where such Person agrees to be under a like duty of confidentiality to that contained in this Section; and

(vi)

the Agent and the Lenders may disclose all or any part of the Information so as to enable the Agent or any Lender to initiate any lawsuit against the Borrower or to defend any lawsuit commenced by the Borrower the issues of which touch on the Information, but only to the extent such disclosure is necessary to the initiation or defense of such lawsuit

(b)	Each of the Agent and the Lenders acknowledges and agrees that the Information cannot be used for any purposes other than in connection with matters relating to this Agreement.

(c)

For the purposes of this Section 19.1, "Information" means the financial, operational and other information and data provided to the Agent and the Lenders from time to time by the Borrower or any Subsidiary pursuant to this Agreement, but shall exclude information and data (i) which is or becomes readily available to the public (other than by a breach hereof) or which has been made readily available to the public by the Borrower or its Subsidiaries, (ii) which the Agent or the relevant Lender can show was, prior to receipt thereof from the Borrower or any Subsidiary, lawfully in the Agent's or relevant Lender's possession and not then subject to any obligation on its part to the Borrower to maintain confidentiality, or (iii) which the Agent or the relevant Lender received from a third party who was not, to the knowledge of the Agent or such Lender, under a duty of confidentiality to the Borrower at the time the information was so received.

ARTICLE 20
ASSIGNMENT

20.1    Assignment of Interests. Except as expressly permitted under this Article 20 and subject to Article 17, this Agreement and the rights and obligations hereunder will not be assignable, in whole or in part, by the Borrower without the prior consent of all of the Lenders.

20.2    Assignment by the Lenders. Each Lender will have the right to sell or assign, in minimum portions of $5,000,000 (unless such assignment is between existing Lenders or consists of a Lender's entire Individual Commitment Amount), such Lender's Individual Commitment Amount to one or more financial institutions with the consent of the Agent and, in all cases if no Event of Default has occurred and is continuing, the consent of the Borrower, each such consent not to be unreasonably withheld or delayed, and further provided that at and after the time of the assignment, the Borrower will not be under any obligation to pay, by way of withholding tax or otherwise, any greater amount than it would have been obliged to pay if the Lender had not made an assignment and provided further that each continuing Lender will at all times maintain an Individual Commitment Amount in an aggregate principal amount at least equal to $5,000,000. Notwithstanding the foregoing, (a) a Lender may sell or assign its Rateable Portion to an existing Lender without the consent of the Agent or the Borrower, (b) a Lender may sell or assign its Rateable Portion to an Affiliate thereof or an Approved Fund without the consent of the Agent or the Borrower if (i) such Lender remains liable for its obligations under the Documents notwithstanding such sale or assignment, and (ii) the Borrower will not be under any obligation to pay, by way of withholding tax or otherwise, any greater amount than it would have been obliged to pay if the Lender had not made such sale or assignment; and (c) a Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 20.2 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. An assignment fee of $3,500 for each such assignment (other than to an Affiliate) will be payable to the Agent by the assignor Lender. In the event of such sale or assignment, the Borrower will execute and deliver all such agreements, documents and instruments as the Agent or Lender may reasonably request to effect and recognize such syndication, participation, sale or assignment.

20.3    Effect of Assignment. To the extent that any Lender assigns any portion of its Individual Commitment Amount pursuant to Section 20.2 and such new Lender or new Lenders, as the case may be, has executed and delivered to the Borrower and the Agent an Assignment, such Lender will be relieved and forever discharged of any and all of its covenants and obligations under the Documents in respect of that portion of its Individual Commitment Amount so sold or assigned from and after the effective date of the Assignment and the Borrower's recourse under the Documents in respect of such portion so sold or assigned from and after the effective date of the Assignment will be to such new Lender or new Lenders, as the case may be, only and their successors and permitted assigns.

20.4    Participations. Any Lender may at any time sell to one or more financial institutions or other Persons (each of such financial institutions and other Persons being herein called a “Participant”) participating interests in any of the Borrowings, commitments, or other interests of such Lender hereunder, provided, however, that:

(a)	no participation contemplated in this Section 20.4 will relieve such Lender from its commitments or other obligations hereunder or under any other Document;

(b)	such Lender will remain solely responsible for the performance of its commitments and such other obligations as if such participation had not taken place;

(c)	the Agent and the Borrower will continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Documents;

(d)	no Participant will have any right (through a right of consent or approval or otherwise) to require such Lender to take or refrain from taking any action hereunder or under any other Document; and

(e)	the Borrower will not be required to pay any amount hereunder that is greater than the amount which it would have been required to pay had no participating interest been sold.

ARTICLE 21
ADMINISTRATION OF THE CREDIT FACILITY

21.1    Appointment and Authority. Each of the Lenders hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Agent hereunder and under the other Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders and neither the Borrower nor any other Harvest Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

21.2    Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Harvest Party or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

21.3   Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of the Agent and of the Agent’s Affiliates (collectively, the “Agent's Related Parties”):

(a)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Documents that the Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief Law; and

(c)

shall not, except as expressly set forth herein and in the other Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Harvest Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

            Neither the Agent nor any of the Agent's Related Parties shall be liable for any action taken or not taken by the Agent under or in connection with this Agreement or any other Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 18.2 or 21.16) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Agent by the Borrower or a Lender.

            Neither the Agent nor any of the Agent's Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Document or any other agreement, instrument or document, or the creation, perfection or priority of any Security Interest purported to be created by the Documents, or (v) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

21.4   Reliance by Agent. The Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Borrowing that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Borrowing. The Agent may consult with legal counsel (who may be counsel for the Harvest Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 6.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

21.5    Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Document by or through any one or more subagents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through the Agent's Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent's Related Parties and to any analagous related parties of any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

21.6    Resignation of Agent.

(a)

Notice. The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in Canada or the United States, or an Affiliate of any such bank with an office in Canada or the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)

Effect of Resignation or Removal. With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than any rights to indemnity payments or other amounts owed to the retiring Agent as of the Resignation Effective Date), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Documents, the provisions of this Article and Section 16.1 shall continue in effect for the benefit of such retiring Agent, its sub-agents and the Agent's Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

21.7    Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their respective Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their respective Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Document or any related agreement or any document furnished hereunder or thereunder.

21.8    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.

21.9    Agent May File Proofs of Claim. In case of the pendency of any proceeding under any debtor relief Law or any other judicial proceeding relative to any Harvest Party, the Agent (irrespective of whether the principal of any Borrowings shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 3.4, 3.5 and 12.1) allowed in such judicial proceeding; and

(b)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due to the Agent hereunder.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Agent to vote in respect of the claim of any Lender or in any such proceeding.

21.10   Procedure for Making Advances.

(a)	Pro Rata Advances. All Advances made by the Lenders will be made in accordance with each Lender's Rateable Portion of such Advance.

(b)

Instructions from Borrower. The Lenders, through the Agent, will make Advances available to the Borrower as required hereunder by debiting the account of the Agent to which each Lender's Rateable Portion of such Advances have been credited in accordance with Section 5.6 (or causing such account to be debited) and, in the absence of other arrangements agreed to by the Agent and the Borrower in writing, by transferring (or causing to be transferred) like funds in accordance with the instructions of the Borrower as set forth in the Notice of Drawdown, Notice of Rollover or Notice of Conversion, as the case may be, in respect of each Advance, provided that the obligation of the Agent hereunder will be limited to taking such steps as are in keeping with its normal banking practice commercially reasonable in the circumstances to implement such instructions, and the Agent will not be liable for any damages, claims or costs which may be suffered by the Borrower or any of the Lenders and occasioned by the failure of such funds to reach their designated destination, unless such failure is due to the gross negligence or wilful misconduct of the Agent.

(c)

Assumption Respecting Availability. Unless the Agent has been notified by a Lender within 2 Banking Days prior to an anticipated Advance that such Lender will not make available to the Agent its Rateable Portion of such Advance, the Agent may assume, without any enquiry required on its part, that such Lender has made or will make such portion of the Advance available to the Agent on the date such Advance is to take place, in accordance with the provisions hereof and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender will not have so made its Rateable Portion of an Advance available to the Agent, such Lender agrees to pay to the Agent, forthwith on demand, such Lender's Rateable Portion of the Advance and all reasonable costs and expenses incurred by the Agent in connection therewith together with interest thereon (at the rate payable thereunder by the Borrower in respect of such Advance) for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent, provided however, that if such Lender fails to so pay, the Borrower covenants and agrees that without prejudice to any rights the Borrower may have against such Lender, it will repay the amount of such Lender's Rateable Portion of the Advance (without duplication) to the Agent for the account of the Agent after receipt of the certificate referred to below and forthwith after demand therefor by the Agent. The amount payable to the Agent pursuant hereto will be as set forth in a certificate delivered by the Agent to such non-paying Lender and the Borrower (which certificate will contain reasonable details of how the amount payable is calculated) and will be conclusive and binding, for all purposes, in the absence of manifest error. If such Lender makes the payment to the Agent as required herein, the amount so paid will constitute such Lender's Rateable Portion of the Advance for purposes of this Agreement. The failure of any Lender to make its Rateable Portion of the Advance will not relieve any other Lender of its obligation, if any, hereunder to make its Rateable Portion of the Advance on the date that such Advance is to take place, but no Lender will be responsible for the failure of any other Lender to provide its Rateable Portion of any Advance.

21.11   Remittance of Payments. Forthwith after receipt of any payment by the Borrower hereunder, the Agent, if and to the extent a Lender is entitled thereto, will remit to such Lender its Rateable Portion of such payment, provided that, if the Agent, on the assumption that it will receive on any particular date a payment of principal, interest or fees hereunder, remits to a Lender its Rateable Portion of such payment and the Borrower fails to make such payment, each such Lender agrees to repay to the Agent forthwith on demand such Lender's Rateable Portion of any such payment, together with all reasonable costs and expenses incurred by the Agent in connection therewith and interest thereon at the rate and calculated in the manner customarily applicable to interbank payments for each day from the date such amount is remitted to such Lender. The exact amount of the repayment required to be made by a Lender pursuant hereto will be set forth in a certificate delivered by the Agent to such Lender, which certificate will be conclusive and binding for all purposes in the absence of manifest error.

21.12   Adjustments Among Lenders. Each Lender agrees that:

(a)

After an acceleration of the Obligations pursuant to Section 18.2, it will at any time or from time to time, upon the request of the Agent as required by any Lender, purchase, on a non-recourse basis at par, an undivided participation in the Obligations owing to the other Lenders and make any other adjustments which may be necessary or appropriate, in order that the amount of Obligations owing to each Lender, as adjusted pursuant to this Section 21.12(a), will be equal to such Lender's Rateable Portion of the Obligations owing to all Lenders.

(b)

After an acceleration of the Obligations pursuant to Section 18.2, the amount of any repayment made by the Borrower under the Documents and the amount of any proceeds from the exercise of any rights or remedies of the Lenders under the Documents which are to be applied against the Obligations will be so applied in a manner so that to the extent possible the amount of Obligations owing to each Lender, after giving effect to such application and Section 21.12(a), will be equal to such Lender's Rateable Portion of the Obligations owing to all Lenders.

(c)

If it exercises any right of counter-claim, set off, bankers' lien or similar right with respect to any property of the Borrower or if under applicable Law it receives a secured claim, the security for which is a debt owed by it to the Borrower, it will apportion the amount thereof proportionately between:

	(i)	amounts outstanding at such time owed by the Borrower to such Lender under this Agreement, which amounts will be applied in accordance with Section 21.12 and Section 22.11; and

(ii)

amounts otherwise owed to it by the Borrower, provided that any cash collateral account held by such Lender as collateral for a letter of credit or bankers' acceptance issued or accepted by such Lender on behalf of the Borrower may be applied by such Lender to such amounts owed by the Borrower to such Lender pursuant to such letter of credit or in respect of any such bankers' acceptance without apportionment.

(d)

If it receives, through the exercise of a right or the receipt of a secured claim described in paragraph (c) above or otherwise, payment of a proportion of the aggregate amount of principal, interest and fees due to it hereunder which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due in respect of the Credit Facility (having regard to the respective proportionate amounts advanced as Advances by each of the Lenders), the Lender receiving such proportionately greater payment will purchase a participation (which will be deemed to have been done simultaneously with receipt of such payment) in that portion of the Credit Facility of the other Lenders so that their respective receipts will be pro rata to their respective Rateable Portions, provided however that, if all or part of such proportionately greater payment received by such purchasing Lender will be recovered, such purchase will be rescinded and the purchase price for such participation will be returned to the extent of such recovery, but without interest. Such Lender will exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 21.12 to share in the benefits of any recovery on such secured claims.

(e)	If it does any act or thing permitted by paragraphs (c) and (d) above, it will promptly provide full particulars thereof to the Agent.

(f)

Except as permitted under paragraphs (c), (d) and (e) above, no Lender will be entitled to exercise any right of counter-claim, set off, bankers' lien or similar right without the prior consent of the other Lenders.

21.13   Indemnification. The Lenders hereby agree to indemnify the Agent and its directors, officers, agents and employees (to the extent not reimbursed by the Borrower) in accordance with their aggregate respective Rateable Portions, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or its directors, officers, agents and employees in any way relating to or arising out of the Documents or any action taken or omitted by the Agent under or in respect of the Documents in its capacity as Agent, provided that no Lender will be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its aggregate Rateable Portion of any reasonable out-of-pocket expenses (including legal fees, on a solicitor and his own client full indemnity basis) incurred by the Agent in connection with the preservation of any right of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, the Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower. This indemnity will survive the termination of the other provisions of this Agreement as a separate and continuing covenant of the Lenders.

21.14   Agent May Perform Covenants. If the Borrower fails to perform any covenant on its part herein contained, the Agent may give notice to the Borrower of such failure and if, within 10 days of such notice (or after the expiry of such other time or cure period as may be required in this Agreement), such covenant remains unperformed, the Agent on behalf of the Lenders may, in its sole discretion but need not, perform any such covenant capable of being performed by it and, if the covenant requires the payment or expenditure of money, the Agent may make such payment or expenditure and all sums so expended will be forthwith payable by the Borrower to the Agent on behalf of the Lenders and will bear interest at the Canadian Prime Rate plus 2%.

21.15   Nature of Obligations under this Agreement.

(a)

Obligations Separate. The obligations of each Lender and the Agent under this Agreement are separate. The failure of any Lender to carry out its obligations hereunder will not relieve the other Lenders, the Agent or the Borrower of any of their respective obligations hereunder.

(b)	No Liability for Failure by other Lenders. Neither the Agent nor any Lender will be liable or otherwise responsible for the obligations of any other Lender hereunder.

21.16   Lender Consent.

(a)

General. Where the provisions of this Agreement provide that any waiver of or any amendment to any provision of the Documents may be made or any action, consent or other determination in connection with the Documents may be taken or given, with the consent or agreement of the Majority Lenders, then any such waiver, amendment, action, consent or determination so made, so taken or so given with the consent or agreement of the Majority Lenders will be binding on all of the Lenders and all of the Lenders will cooperate in all ways necessary or desirable to implement and effect such waiver, amendment, action, consent or determination.

(b)

Unanimity. Notwithstanding anything herein to the contrary and without limiting in any way the context of any provision in this Agreement requiring the consent, approval or action of all Lenders, the following matters will require the approval, consent or agreement, as the context requires, of all Lenders:

	(i)	the reduction or forgiveness of any Indebtedness payable by the Borrower to the Lenders or under any of the Documents pertaining to the Credit Facility;

	(ii)	any increase to the Aggregate Commitment Amount under the Credit Facility;

	(iii)	the postponement of any maturity date of any Obligations;

	(iv)	the requirement for delivery of, or any waiver or amendment under, or release of, the KNOC Korea Guarantee that would reduce the value thereof;

	(v)	any change in the type of Advances or any change to the covenants referred to in Sections 2.4, 3.2, 3.4 and 18.3;

	(vi)	any amendment to this Section 21.16(a); and

	(vii)	any change to the definition of “Majority Lenders”.

(c)

Majority Consent. Subject to Section 21.16(a), any waiver of or any amendment to any provision of the Documents as they pertain to the Credit Facility and any action, consent or other determination in connection with the Documents as they pertain to the Credit Facility will bind all of the Lenders if such waiver, amendment, action, consent or other determination is agreed to in writing by the Majority Lenders; provided that any waiver or amendment which changes or relates to any material rights or obligations of the Agent shall also require the agreement in writing of the Agent.

(d)

Deemed Non-Consent. If the Agent delivers a notice to a Lender requesting advice from such Lender as to whether it consents or objects to any matter in connection with the Documents, then, except as otherwise expressly provided herein, if such Lender does not deliver to the Agent its consent or objection to such matter within the time period referenced in such notice, or if no such period is referenced therein, 10 Banking Days of the delivery of such notice by the Agent to such Lender, such Lender will be deemed not to have consented thereto upon the expiry of such period.

21.17   [Intentionally Deleted]

21.18  Cash Collateral and Withholding from a Defaulting Lender.

(a)

Each Defaulting Lender shall be required to provide to the Agent cash in such amount, as determined from time to time by the Agent in its reasonable discretion, equal to all obligations of such Defaulting Lender which are then owing under this Agreement.

(b)

The Agent shall be entitled to withhold from any Defaulting Lender’s Rateable Portion of all payments received from the Borrower hereunder such amount as such Defaulting Lender is required to provide as cash collateral under Section 21.18(a) and the Agent is entitled to set-off such amounts against such Defaulting Lender’s defaulted obligations to fund amounts previously required to be paid by such Defaulting Lender under this Agreement and to purchase participations previously required to be purchased by such Defaulting Lender under this Agreement.

(c)

All funds received by the Agent pursuant to Sections 21.18(a) and 21.18(b) shall be deposited by the Agent in one or more cash collateral accounts in the name of the Agent, which amounts shall be used by the Agent:

	(i)	first, to reimburse the Agent for any amounts owing to it, in its capacity as Agent, by the Defaulting Lender pursuant to any Document;

(ii)

second, to repay on a Rateable Portion the incremental portion of any Obligations made by a Non-Defaulting Lender pursuant to Section 21.19 in order to fund a funding shortfall created by a Defaulting Lender and, upon receipt of such repayment, each such Non-Defaulting Lender shall be deemed to have assigned to the Defaulting Lender such incremental portion of such Obligations; and

(iii)

third, to cash collateralize all other contingent obligations of such Defaulting Lender to the Agent or any Issuing Lender which are outstanding pursuant to this Agreement in such amount as shall be determined from time to time by the Agent in its reasonable discretion;

provided that any such funds in excess of such Defaulting Lender's defaulted obligations shall be paid to the Defaulting Lender.

(d)

For greater certainty and in addition to the foregoing, neither the Agent nor any of its Affiliates nor any of their respective shareholders, officers, directors, employees, agents or representatives shall be liable to any Lender (including, without limitation, a Defaulting Lender) for any action taken or omitted to be taken by it in connection with amounts payable by the Borrower to a Defaulting Lender and received and deposited by the Agent in a cash collateral account and applied in accordance with the provisions of this Agreement, except for the gross negligence or wilful misconduct of the Agent as determined by a final non- appealable judgement of a court of competent jurisdiction.

21.19   Funding Where there is a Defaulting Lender.

(a)	Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)

the standby fees payable pursuant to Section 3.4 shall cease to accrue on the unused portion of the Individual Commitment Amount of such Defaulting Lender if and for so long as such Lender is a Defaulting Lender;

(ii)

a Defaulting Lender shall not be included in determining whether, and the Individual Commitment Amount and the Lender's proportion of the Aggregate Principal Amount of such Defaulting Lender shall be excluded in determining whether, all Lenders or the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 21.16); provided that any waiver, amendment or modification that (A) applies to such Defaulting Lender in a manner that differs in any material respect from its application to other affected Lenders, (B) increases the Individual Commitment Amount of such Defaulting Lender, (C) extends any Maturity Date applicable to such Defaulting Lender, (D) decreases the applicable pricing margin or standby fees applicable to such Defaulting Lender or (E) postpones, reduces or waives any principal payment due to such Defaulting Lender hereunder shall in each case require the consent of such Defaulting Lender; and

	(iii)	for certainty, the Borrower shall retain and reserve its other rights and remedies respecting each Defaulting Lender;

provided that the Agent shall only be required to give effect to (i) and (ii) above if the Agent has actual knowledge that a Lender is a Defaulting Lender. If the Agent acquires actual knowledge that a Lender is a Defaulting Lender, then the Agent shall promptly notify the Borrower that such Lender is a Defaulting Lender (and such Lender shall be deemed to have consented to such disclosure); provided that the Agent shall have no duty to inquire as to whether a Lender is a Defaulting Lender.

(b)	[Intentionally Deleted]

(c)	[Intentionally Deleted]

(d)	[Intentionally Deleted]

(e)

If any Lender shall cease to be a Defaulting Lender, then, upon becoming aware of such change, the Agent shall notify the Non-Defaulting Lenders and (in accordance with the written direction of the Agent) such Lender (which has ceased to be a Defaulting Lender) shall purchase, and the Non-Defaulting Lenders shall on a rateable basis sell and assign to such Lender, portions of such Obligations equal in total to such Lender's Individual Commitment Amount thereof without regard to this Section 21.19.

ARTICLE 22
MISCELLANEOUS

22.1   Notices. Unless otherwise provided in the Documents, any notice, consent, direction, approval, request, agreement, determination, demand or other communication required or permitted to be given or made thereunder, will be in writing and will be sufficiently given or made if:

(a)	left at the relevant address set forth below or in Schedule B, as applicable; or

(b)	facsimiled or sent by other means of recorded electronic communication; and

(i) if to the Agent, addressed to the Agent at:

Bank of America, N.A., CANADA BRANCH, as Agent c/o Bank of America, N.A.
Agency Management Mail Code: TX1-492-14-11 901 Main Street, 14th Floor Dallas, Texas 75202

Phone: (214) 209-3712 Facsimile: (877) 206-8415 Attention: Angelo Martorana
Email: angelo.m.martorana@baml.com

with a copy to:

Bank of America, N.A., CANADA BRANCH
181 Bay Street Toronto, Ontario Canada M5J 2V8

Phone: (416) 369-2574 Facsimile: (416) 369-7647 Attention: Medina Sales de Andrade Email: medina.sales_de_andrade@baml.com

(ii)	if to any of Harvest Parties, addressed to any of them at:

Harvest Operations Corp. 2100 Calgary Place
330 - 5th Avenue S.W.
Calgary, Alberta T2P 0L4

Facsimile: (403) 266-1438
Attention: Vice President, Finance and Chief Financial Officer

(iii)	if to any Lender, addressed to such Lender at the address notified by such Lender to the Agent from time to time.

(c)	The Parties each covenant to accept service of judicial proceedings arising under the Documents at its respective address set forth herein.

(d)

Any notice or other communication given or made in accordance with this Section 22.1 will be deemed to have been received on the day of delivery if delivered as aforesaid or on the day of receipt of same by facsimile or other recorded means of electronic communication, as the case may be, provided such day is a Banking Day and that such notice is received prior to 12:00 noon local time and, if such day is not a Banking Day or if notice is received after 12:00 noon local time, on the first Banking Day thereafter.

(e)

Any information required to be delivered to the Agent pursuant to Section 14.1 may be delivered by electronic communication (including email and internet or intranet websites) pursuant to procedures approved by the Agent.

(f)	Each Party may change its address and facsimile number for purposes of this Section 22.1 by notice given in the manner provided in this Section 22.1 to the other Parties.

(g)	Any notice given under any of the Documents to the Agent will be deemed to also be given to and received by the Agent in its capacity as Lender.

22.2   Telephone Instructions. Any verbal instructions given by the Borrower in relation to this Agreement will be at the risk of the Borrower and neither the Agent nor the Lenders will have any liability for any error or omission in such verbal instructions or in the interpretation or execution thereof by the Agent or a Lender, as the case may be, provided the Agent or Lender, as the case may be, acted without gross negligence in the circumstances. The Agent will notify the Borrower of any conflict or inconsistency between any written confirmation of such verbal instructions received from the Borrower and the said verbal advice as soon as practicable after the conflict or inconsistency becomes apparent to the Agent.

22.3   No Partnership, Joint Venture or Agency. Except as expressly provided for herein, the Parties agree that nothing contained in this Agreement nor the conduct of any Party will in any manner whatsoever constitute or be intended to constitute any Party as the agent or representative or fiduciary of any other Party nor constitute or be intended to constitute a partnership or joint venture among the Parties or any of them, but rather each Party will be separately responsible, liable and accountable for its own obligations under the Documents, or any conduct arising therefrom and for all claims, demands, actions and causes of action arising therefrom. The Parties agree that no Party will have the authority or represent that it has, or hold itself out as having, the authority to act for or assume any obligation or responsibility on behalf of any other Party, save and except as may be expressly provided for in this Agreement.

22.4   Judgment Currency.

(a)

Deficiency. If, for the purposes of obtaining judgment in any court or any other related purpose hereunder, it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applicable will be the daily noon day rate quoted by the Bank of Canada on the relevant date to purchase in Toronto, Ontario the Original Currency with the Second Currency and includes any premium and costs of exchange payable by the purchaser in connection with such purchase. Each Party (the “First Party”) agrees that its obligation in respect of any Original Currency due from it to the another Party hereunder will, notwithstanding any judgment or payment in the Second Currency, be discharged only to the extent that on the Banking Day following the receipt of any sum so paid in the Second Currency, the other Parties may, in accordance with normal banking procedures, purchase in the Toronto, Ontario foreign exchange market the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased is less than the amount originally due in the Original Currency, the First Party agrees that the deficiency will be a separate and continuing obligation of it, independent from its obligations under this Agreement, and will constitute in favour of the other Parties a cause of action which will continue in full force and effect notwithstanding any such judgment, or order to the contrary, and the First Party agrees, notwithstanding any such payment or judgment, to indemnify the other Parties against any such loss or deficiency.

(b)

Excess. The Lenders through the Agent will pay to the Borrower the amount, if any, after netting out all amounts due by the Borrower under Section 22.4(a),which the Lenders may realize in excess of what is owed to them by virtue of the conversion of the Original Currency into the Second Currency.

22.5   General Indemnity. In addition to any liability of the Borrower to the Lenders under any other provision hereof, the Borrower will and does hereby indemnify the Agent, the Lenders and each director, officer, shareholder or agent thereof (collectively, the “Indemnified Party”) and hold the Indemnified Party harmless against any Claims incurred by the same as a result of or in connection with: (a) any cost or expense reasonably incurred by reason of the liquidation or re-deployment in whole or in part of deposits or other funds required by any Lender to fund or maintain any Advance as a result of the Borrower's failure to complete a Drawdown or to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder; (b) the Borrower's failure to pay any other amount, including any interest or fees, on its due date and after the expiration of any applicable grace or notice periods; (c) the Borrower's repayment or prepayment of a LIBOR Based Loan otherwise than on the last day of its LIBOR Period; (d) the Borrower's failure to give any notice required to be given by it to the Agent or the Lenders hereunder; (e) the failure of the Borrower to make any other payment due hereunder or under any of the other Documents; (h) any inaccuracy of the Borrower's or any other Harvest Party's representations and warranties contained in any Document; (i) any failure of the Borrower or any other Harvest Party to observe or fulfil its covenants under any Document; or (j) the occurrence of any Default or Event of Default; provided that this Section 22.5 will not apply to any Claims that arise by reason of the gross negligence or wilful misconduct of the Indemnified Party. The provisions of this Section 22.5 shall survive repayment of the Obligations and termination of this Agreement.

22.6   Further Assurances. The Borrower will, from time to time forthwith at the Agent's request and at the Borrower's own cost and expense, do, make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, acts, matters and things which may be reasonably required by the Agent to give effect to any provision of the Documents.

22.7   Waiver of Laws. To the extent legally permitted, the Borrower hereby irrevocably and absolutely waives the provisions of any applicable Law which may be inconsistent at any time with, or which may delay or limit in any way, the enforcement of the Documents in accordance with their terms.

22.8   Attornment and Waiver of Jury Trial. The Parties hereto do hereby irrevocably:

(a)

submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Alberta for all matters arising out of or relating to the Documents or any of the transactions contemplated thereby; and

(b)

waive any right they may have to, or to apply for, trial by jury in connection with any matter, action, proceeding, claim or counterclaim arising out of or relating to the Documents or any of the transactions contemplated thereby.

22.9   Interest on Payments in Arrears.

(a)	Except as otherwise provided in this Agreement, interest will be paid by the Parties as follows:

(i)

on amounts for which any Party has actually incurred an out-of-pocket expense and for which another Party has an obligation under the Documents to reimburse such amounts to the Party incurring the expenses, interest will be payable on such amount at the Canadian Prime Rate plus 2% from and including the day on which the amount was incurred to but excluding the day on which the amount is reimbursed if, commencing on the date which is 3 Banking Days following a demand for payment of the amount in accordance with the terms of the Documents, such expense has not been paid; and

(ii)

on amounts payable by one Party to another Party under the Documents where such payment is in default but the non-payment of such amount has not required an actual out-of-pocket expense by the Party to whom such payment is due, at the U.S. Base Rate plus 2% from and including the day on which the payment was due to, but excluding the day on which the payment is made whether before or after judgment, but if such payment is a reimbursement by the Lenders to the Borrower for overpayment by it to the Lenders or is in respect of an inadvertent underpayment by the Agent, the Lenders or the Borrower to another Party (based on information provided by such other Party), such interest will only be calculated from the date which is 3 Banking Days following a demand for payment by the Party entitled to it.

(b)

All interest referred to in this Section 22.9 will be simple interest calculated daily on the basis of a 365 or 366 day year, as applicable. For the purposes of the Interest Act (Canada), the annual rates of interest to which such rates are equivalent are the rates so determined multiplied by the actual number of days in a period of one year commencing on the first day of the period for which such interest is payable and divided by 365 or 366, as applicable.

22.10   Payments Due on Banking Day. Whenever any payment hereunder will be due on a day other than a Banking Day, or in the case of LIBOR Based Loans a Banking Day, such payment will be made on the next succeeding Banking Day, or Banking Day, as applicable, and such extension of time will in such case be included in the computation of payment of interest thereunder.

22.11   Application of Proceeds. Except as otherwise agreed to by the Majority Lenders in their sole discretion and as otherwise expressly provided hereunder, all payments made by or on behalf of the Borrower under the Documents, after acceleration pursuant to Section 18.2 and which are to be applied against the Obligations, will be applied by the Agent in the following order:

(a)	in payment of the Lenders' pari passu share of any amounts due and payable by way of recoverable expenses;

(b)	in payment of any amounts by way of any fees (other than standby fees referred to in Article 12);

(c)	in payment of any amounts due and payable as and by way of interest or standby fees, including any interest on overdue amounts; and

(d)	in payment of the Aggregate Principal Amount and all other Obligations.

22.12   Anti-Money Laundering Legislation.

(a)

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA) or any other applicable anti-money laundering, anti-terrorist financing, government sanction and "know your client" applicable Laws (collectively, including any guidelines or orders thereunder, "AML Legislation"), it may be required to obtain, verify and record information that identifies each Harvest Party, which information includes the name and address of each such Person and such other information that will allow such Lender or the Agent, as applicable, to identify each such Person in accordance with AML Legislation (including, information regarding such Person's directors, authorized signing officers, or other Persons in control of each such Person). The Borrower shall provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with AML Legislation. The Borrower shall promptly provide all such information, to the extent commercially reasonable, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Agent (for itself and not on behalf of any Lender), or any prospective assignee of a Lender or the Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(a)

If, upon the written request of any Lender, the Agent (for itself and not on behalf of any Lender) has ascertained the identity of an Harvest Party or any authorized signatories of such Person for the purposes of applicable AML Legislation on such Lender's behalf, then the Agent:

(i)

shall be deemed to have done so as an agent for such Lender, and this Agreement shall constitute a "written agreement" in such regard between such Lender and the Agent within the meaning of applicable AML Legislation; and

	(i)	shall provide to such Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(b)

Notwithstanding anything to the contrary in this Section 22.12, each of the Lenders agrees that the Agent has an obligation to ascertain the identity of a Harvest Party or any authorized signatories of such Person, on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any such Person or any such authorized signatory in doing so.

22.13	Replacement of a Lender.

In the event:

(a)	the Borrower is required to pay any Lender any additional amounts as a result of applying Section 11.1 or receives a notice as contemplated under Section 11.3;

(b)	any Lender shall become a Defaulting Lender; or

(c)	any Lender shall withhold its approval to a proposed consent under, waiver of or amendment to the Documents which is approved by the Majority Lenders (any such Lender being a "Non-Consenting Lender");

(any such Lender being a "Subject Lender"), the Borrower may, in its sole discretion (i) request the Agent to use reasonable efforts to obtain a replacement financial institution to acquire and assume all of the Subject Lender's Obligations and Individual Commitment Amount (a "Replacement Lender"); (ii) request one or more of the other Lenders to acquire and assume all or part of the Subject Lender's Obligations and Individual Commitment Amount (there being no obligation on the other Lenders to do so); (iii) designate a Replacement Lender acceptable to the Agent, acting reasonably, to acquire and assume all of the Subject Lender's Obligations and Individual Commitment Amount; or (iv) elect to terminate the Individual Commitment Amount of the Subject Lender on fifteen (15) Banking Days' notice to the Agent and such Lender, without terminating any or all of the Individual Commitment Amounts of any other Lenders; provided that the Borrower shall not be entitled to replace or repay a Subject Lender pursuant to this Section 22.13 unless all Subject Lenders are being treated in an equivalent manner. Any such replacement, acquisition and assumption, designation or termination shall only be effective upon the Subject Lender receiving, as applicable, payment of, or the purchase price for, all outstanding principal amounts owing to the Subject Lender hereunder (and accrued and unpaid interest and fees thereon to the date of such event), or such lesser amount as may be agreed by the Subject Lender, and adequate provision, satisfactory to the Subject Lender (acting reasonably), being made for (y) any costs, losses, premiums or expenses incurred by the Subject Lender by reason of a liquidation or re-deployment of deposits or other funds in respect of LIBOR Based Loans outstanding hereunder; and (z) in any case, payment of all other amounts accrued to the date of such event which are owed to the Subject Lender hereunder. Any such acquisition and assumption by a Replacement Lender shall be made pursuant to and in accordance with the provisions of Section 20.2. Any such replacement or repayment of a Non-Consenting Lender shall only be permitted if, after doing so, the proposed consent, waiver or amendment will be approved in accordance with the Documents.

22.14   Counterparts. The Documents may be executed in any number of counterparts (including by facsimile and other electronic transmission) and by different Parties in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

22.15   Whole Agreement. This Agreement and the other Documents constitute the entire agreement between the Agent and the Lenders on one hand and the Harvest Parties and KNOC Korea on the other hand, and cancels and supersedes any other agreements, undertakings, declarations, representations and warranties, written or verbal among all such Persons in respect of the subject matter of this Agreement. For greater certainty, each of the Borrower, the Agent and the Lenders acknowledges that nothing herein cancels or supersedes any of the provisions of the Commitment Letter dated February 25, 2013 among the Borrower, the Lead Arrangers and the Lenders (except to the extent expressly provided therein) and the Agency Fee Letter dated February 25, 2013 between the Borrower and the Agent.

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SCHEDULE A
HARVEST OPERATIONS CORP.
CREDIT AGREEMENT
DATED MARCH 14, 2013

DEFINITIONS

“Additional Compensation” has the meaning attributed to it in Section 11.1(a) .

“Administrative Body” means any domestic or foreign, national, federal, provincial, state, municipal or other local government or regulatory body and any division, agency, ministry, commission, board or authority or any quasi-governmental or private body exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing, and any domestic, foreign or international judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel acting under the authority of any of the foregoing.

“Advance” means, with respect to a Drawdown, Rollover or Conversion, the disbursement or credit of funds to, or to the credit of, the Borrower.

“Affiliate” has the meaning attributed to it in the Securities Act (Alberta).

“Affiliate Subordination Agreement” means a subordination agreement substantially in the form of Schedule H.

“Agent” means the administrative agent under the Credit Facility which initially is Bank of America and includes any successor administrative agent appointed pursuant to Section 21.6.

“Aggregate Commitment Amount” means from time to time the aggregate of all of the Individual Commitment Amounts under the Credit Facility, which initially is U.S.$400,000,000 and is subject to adjustment pursuant to the terms of this Agreement.

“Aggregate Principal Amount” means the aggregate of the principal amounts outstanding from time to time under the Credit Facility (or any part thereof as applicable).

“Agreement” or “this Agreement” means the agreement dated the Closing Date between the Borrower, the Lenders and the Agent entitled “Credit Agreement” inclusive of all Schedules, including this Schedule, as amended, confirmed, replaced or restated from time to time and “hereto”, “hereof”, “herein”, “hereby” and “hereunder”, and similar expressions mean and refer to the Agreement and, unless the context otherwise requires, not to any particular Article, Section, paragraph or other subdivision thereof.

"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Assignment” means an agreement whereby a financial institution becomes a Lender, substantially in the form of Schedule M with the blanks completed.

“Bank of America” means Bank of America, N.A., CANADA BRANCH, an authorized foreign bank listed on Schedule III to the Bank Act (Canada), and its successors and permitted assigns.

“Banking Day” means any day, other than a Saturday or Sunday, on which Canadian chartered banks are open for domestic and foreign exchange business in Calgary, Alberta, Montreal, Quebec, Toronto, Ontario, New York, New York and London, England.

“Bankruptcy and Insolvency Act (Canada)” means the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3, including the regulations made and, from time to time, in force under that Act.

“Basis Point” or “bp” means one one-hundredth of 1%.

“Black Gold Assets” means the BlackGold Lands, together with all tangible depreciable property, wells, facilities and all other property, assets, interests and rights related to the BlackGold Lands and all petroleum substances or other proceeds derived therefrom, as may be owned by the Borrower or its Subsidiaries from time to time. For these purposes “BlackGold Lands” means the lands in Township 76 Range 7 W4M Sections: 1, 2, 3, 10, 11, 12, 13, 14, 15, 16, 17, 18, 22, 23, 24 (100% working interest) (insofar as rights thereto are granted by the BlackGold Leases); and “BlackGold Leases” means Oil Sands Development Lease No. 7499030011, Oil Sands Lease No. 7405070550 and Oil Sands Lease No. 7401070009 by virtue of which the holder thereof is entitled to drill for, win, take, own or remove petroleum substances within, upon or under the BlackGold Lands, and includes any successor or replacement leases or other title documents that may be issued by the Crown in Right of the Province of Alberta.

“Borrower” means Harvest Operations Corp. and its successors and permitted assigns.

“Borrower's Account” means one or more current accounts maintained by the Borrower at a branch of the Agent or such other account as may be agreed to by the Agent and the Borrower.

“Borrower's Counsel” means Burnet Duckworth & Palmer LLP in Canada or another firm of barristers and solicitors or other lawyers in an appropriate jurisdiction retained by the Harvest Parties or employed by the Harvest Parties.

“Borrowing” means a U.S. Base Rate Loan or LIBOR Based Loan.

“Business Corporations Act (Alberta)” means the Business Corporations Act, R.S.A. 2000, c. B-9, as amended, including the regulations made, from time to time, in force under that Act.

“Canadian Dollar Exchange Equivalent” means with reference to Canadian Dollars, the amount thereof expressed in Canadian Dollars, and with reference to any amount (the “Original Amount”) expressed in U.S. Dollars or any amount of Canadian Dollars to be converted into U.S. Dollars (in each case, the “Original Currency”), the amount expressed in Canadian Dollars or U.S. Dollars, as applicable, on the date when such amount is being determined as herein provided, required to purchase the Original Amount of the Original Currency at the Noon Rate on the Banking Day immediately preceding the date such conversion is to be made.

“Canadian Dollars” or “Canadian $” or “Cdn. $” or “$” each means such currency of Canada which, as at the time of payment or determination, is legal tender in Canada for the payment of public or private debts.

“Canadian Prime Rate” means the variable rate of interest quoted by the Agent from time to time as the reference rate of interest which it employs to determine the interest rate it will charge for demand loans in Canadian Dollars to its customers in Canada and which it designates as its prime rate, provided that if such rate of interest is less than the then applicable rate quoted by the Agent for its 30 day Canadian Dollar bankers' acceptances plus 100 Basis Points per annum (the “Floor Rate”), then the Canadian Prime Rate will equal the Floor Rate.

“Capital Adequacy Guidelines” means the capital adequacy guidelines from time to time specified by the Office of the Superintendent of Financial Institutions and published by it as guidelines for banks in Canada.

“Capital Lease Obligations” means, for any Person, any payment obligation of such Person under an agreement for the lease or rental of or right to use property that, in accordance with GAAP, is required to be capitalized.

“Claim” means any and all liabilities, indebtedness, obligations, losses, damages, claims, assessments, fines and penalties and reasonable costs, fees and expenses of every kind, nature or description, whether fixed or contingent, known or unknown, suspected or unsuspected, or foreseen or unforeseen, and whether based on contract, tort, statute or other legal or equitable theory of recovery, including interest which may be imposed in connection therewith, court costs, costs resulting from any judgments, orders, awards, decrees or equitable relief, and reasonable fees and disbursements of counsel (on a solicitor and his own client full indemnity basis), consultants and expert witnesses.

“Closing Date” means March 15, 2013 or such other date as may be agreed upon in writing between the Borrower and the Agent.

“Companies' Creditors Arrangement Act (Canada)” means the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, including the regulations made and, from time to time, in force under that Act.

“Compliance Certificate” means the certificate of the Borrower, substantially in the form of Schedule C with the blanks completed.

“Consolidated EBITDA” means, on a consolidated basis for any period, the aggregate of the last four quarters of the calculation of the earnings of the Borrower determined in accordance with GAAP:

(a)	plus, to the extent deducted in the determination thereof, the sum of:

	(i)	depreciation, depletion, amortization and accretion;

	(ii)	interest expense;

(iii)	all provisions for any federal, provincial or other income and capital taxes;

(iv)

non-cash amounts (including non-cash losses) relating to foreign exchange transactions, hedging transactions, stock options, deferred non-cash taxes, non-controlling interests, amortization of deferred charges, goodwill and intangible impairment losses and any other non-cash amounts which are added back in accordance with GAAP in the statement of cash flows for the Borrower (unless the Majority Lenders, acting reasonably, determine that such amounts are not customarily added back by lenders in financial covenants in similar financings);

(v)	any extraordinary or nonrecurring losses; and

(b)	minus, to the extent added in the determination thereof, the sum of:

	(i)	all non-cash amounts such as non-cash income and unrealized gains relating to hedging transactions;

	(ii)	any extraordinary or nonrecurring gains; and

	(iii)	all earnings attributable to the Black Gold Assets.

Consolidated EBITDA will be adjusted (in a manner satisfactory to the Majority Lenders, acting reasonably) to include or exclude Consolidated EBITDA, as applicable, associated with any acquisition or disposition (the net proceeds of which are greater than $20,000,000 or the Canadian Dollar Exchange Equivalent thereof) made within the applicable 12 month period, as if that acquisition or disposition had been made at the beginning of such period.

“Consolidated Senior Debt” means all indebtedness and obligations in respect of amounts borrowed which, in accordance with GAAP, on a consolidated basis, would be recorded in the Borrower’s consolidated financial statements (including the notes thereto), and in any event including, without duplication:

(a)	the stated amount of letters of credit, letters of guarantee or surety bonds supporting obligations which would otherwise constitute Consolidated Senior Debt within the meaning of this definition;

(b)	obligations secured by any Purchase Money Security Interest (but excluding operating leases);

(c)	Capital Lease Obligations;

(d)	sale-leaseback obligations;

(e)	obligations secured by any Security Interest existing on property owned, whether or not the obligations secured thereby will have been assumed; and

(f)	Guarantees in respect of obligations of another Person, including the types of obligations described in clauses (a) through (e) above;

excluding, in any event, Subordinated Debt, the Notes and Intercompany Subordinated Debt.

“Consolidated Tangible Assets” means, the book value of the capital assets of the Borrower and its Subsidiaries, net of any accumulated depreciation, intangible assets, minority interests and the Black Gold Assets, as shown on the consolidated balance sheet of the Borrower and determined in accordance with GAAP.

“Consolidated Total Debt” means Consolidated Senior Debt plus Subordinated Debt and the Notes but excluding, in any event, Intercompany Subordinated Debt.

“Consolidated Total Debt to EBITDA Ratio” means, as at the end of each fiscal quarter of the Borrower, the ratio of Consolidated Total Debt as at the last day of such fiscal quarter to Consolidated EBITDA for the 12 months ending on the last day of such fiscal quarter.

“Contaminants” means those substances, pollutants, wastes and special wastes which are defined as contaminants, hazardous, toxic, or a threat to public health or to the Environment under any applicable Environmental Laws, including any radioactive materials, urea formaldehyde foam insulation, asbestos or polychlorinated biphenyls (PCB's).

“Control” means direct or indirect legal and beneficial ownership of more than 50% of all issued and outstanding shares in the capital of the Borrower, together with the power to elect a majority of the board of directors of the Borrower.

“Conversion” means, a conversion of a Borrowing into another type of Borrowing under the Credit Facility made pursuant to the Agreement and “Convert” and “Converted” have similar meanings.

“Convertible Debentures” means the convertible debentures issued and outstanding as at the date hereof pursuant to the Debenture Trust Indenture dated January 29, 2004 with Valiant Trust Company and the Borrower, as supplemented, being:

(a)	the Series 4 7.25% convertible unsecured subordinated debentures due September 30, 2013 issued pursuant to the Third Supplemental Indenture dated November 22, 2006,

(b)	the Series 5 7.25% convertible unsecured subordinated debentures due February 28, 2014 issued pursuant to the Fourth Supplemental Indenture dated February 1, 2007, and

(c)	the Series 6 7.50% convertible unsecured subordinated debentures due May 31, 2015 issued pursuant to the Fifth Supplemental Indenture dated April 25, 2008.

“Credit Facility” means the revolving credit facility established in favour of the Borrower pursuant to Section 2.1.

“Credit Facility Termination Date” means six months from the date of the initial Drawdown.

“Criminal Code (Canada)” means the Criminal Code, R.S.C. 1985, c. C-46, including the regulations made and, from time to time, in force under that Act.

“Default” means any event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would constitute an Event of Default.

“Defaulting Lender” means any Lender, as reasonably determined by the Agent:

(a)

that has failed to fund any payment or its portion of any Obligations required to be made by it hereunder or to purchase any participation required to be purchased by it hereunder in each case within two (2) Banking Days after the date that such funding was required hereunder (unless such failure is the subject of a good faith dispute);

(b)

that has notified the Borrower, the Agent or any Lender (verbally or in writing) that it does not intend to or is unable to comply with any of its funding obligations under this Agreement (unless such notice is the subject of a good faith dispute) or has made a public statement to that effect or to the effect that it does not intend to or is unable to fund advances generally under credit arrangements to which it is a party (unless such statement is the subject of a good faith dispute);

(c)

that has failed, within three (3) Banking Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Obligations and participations in then outstanding Letters of Credit;

(d)

that has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Banking Days of the date when due, unless the subject of a good faith dispute; or

(e)	in respect of which a Lender Insolvency Event or a Lender Distress Event has occurred in respect of such Lender or its Lender Parent.

“Director” means a director of the Borrower and reference to action by the directors or board of directors when used with respect to the Borrower means action by the directors of the Borrower as a board or, whenever duly empowered, by an executive committee or any other duly authorized committee of the board.

"Distribution" means:

(a)

any payment of any cash dividend, distribution or other payment on or in respect of any Securities of a Harvest Party to a Related Party (including any thereof acquired through the exercise of warrants or rights of conversion, exchange or purchase);

(b)

any redemption, retraction, purchase or other acquisition or retirement, in whole or in part, of any Securities of a Harvest Party held by a Related Party (including any thereof acquired through the exercise of warrants or rights of conversion, exchange or purchase);

(c)

any payment of principal, interest or other amounts, in whole or in part, of any Indebtedness of a Harvest Party for borrowed money (including any Indebtedness incurred or assumed by a Harvest Party pursuant to a capital lease or any Intercompany Subordinated Debt) to a Related Party;

(d)	any loan or advance which is made by a Harvest Party to a Related Party;

(e)	any other payment which is made by a Harvest Party to a Related Party;

whether made or paid in or for cash, property or both, or

(f)	the transfer of any property by a Harvest Party to a Related Party for consideration of less than fair market value;

but excluding, in any event, any issuance of common shares by the Borrower to any of its shareholders.

“Documents” means the Agreement, the KNOC Korea Guarantee and any other instruments or agreement entered into by the Parties relating to the Credit Facility or delivered by a Harvest Party pursuant to the terms of this Agreement.

“Documents of Title” means collectively any and all present and future documents of title and all leases, reservations, permits, unit agreements, assignments, trust declarations, participation, exploration, farmout, farmin, royalty, purchase, or other agreements by virtue of which the any Harvest Party is entitled to:

(a)	explore for, drill for, recover, take or win Petroleum Substances and the present and future interests of any Harvest Party therein, and the rights of any Harvest Party thereunder; or

(b)

share in the production or proceeds of production or part thereof or proceeds of royalty, production, profits or other interests out of, referable to, payable in respect of or any amounts calculable by reference to the volume or value of Petroleum Substances and the present and future interests of any Harvest Party therein and the rights of any Harvest Party thereunder.

“Drawdown” means, an Advance under the Credit Facility other than by way of Rollover or Conversion.

“Drawdown Availability Period” means the period commencing on the Closing Date and ending upon the earliest to occur of (i) immediately after the third Drawdown or any Drawdown which results in the Credit Facility being fully drawn, (ii) the 60th day after the Closing Date and (iii) the date on which the Borrower elects to terminate the entire undrawn portion of the Aggregate Commitment Amount pursuant to Section 2.5.

“Drawdown Date” means, the date specified in a Notice of Drawdown as the date on which a Drawdown under the Credit Facility will occur and which date will be a Banking Day.

“Effective Time” means the time that all of the conditions precedent in Section 6.1 are met.

“Environment” means all components of the earth, including, all layers of the atmosphere, air, land (including, all underground spaces and cavities and all lands submerged under water), soil, water (including, surface and underground water), organic and inorganic matter and living organisms, and the interacting natural systems that include the components referred to in this definition.

“Environmental Laws” means any Laws relating, in whole or in part, to the protection or enhancement of the Environment, including related to the Release of Contaminants, occupational safety, product liability, public health, public safety and transportation or handling of dangerous goods.

“Eurodollars” means U.S. Dollars which are freely convertible, transferable and dealt with on the London Interbank Eurodollar Market.

“Event of Default” means an event specified in Section 18.1.

“Existing Credit Agreement” means the amended and restated credit agreement dated April 30, 2010 among the Borrower, Canadian Imperial Bank of Commerce as agent and the lenders party thereto, as amended from time to time.

“Federal Funds Rate” means, for any day, the rate of interest per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, the “H.15(519)”) for such day opposite the caption “Federal Funds (Effective)”. If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate of interest per annum set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate”. If on any relevant day the appropriate rate per annum for such day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates per annum for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three major brokers of Federal funds transactions in New York City, selected by the Agent in its sole discretion, acting reasonably.

“Federal Reserve Board” or “Federal” means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereof.

“GAAP” means generally accepted accounting principles which are in effect from time to time in Canada, subject where applicable to Section 1.14.

“Guarantee” means any guarantee, undertaking to assume, endorsement (other than the routine endorsement of cheques in the ordinary course of business), contingent agreement to purchase, repurchase or to provide funds for the payment of any obligation of any Person or any other agreement, instrument or document under which a Person otherwise directly or indirectly becomes liable: (a) in respect of any obligation of any other Person, (b) to maintain the solvency or any balance sheet or other financial condition of any other Persons (including keep-well covenants), or (c) to make payment for any products, materials or supplies, or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in each case, if the purpose or intent of such agreement is to provide assurance that such obligations will be paid or performed, or that agreements relating thereto will be complied with, or that the holder of such obligations will be protected against non-payment or non-performance in respect thereof; provided that the amount of each Guarantee shall be deemed to be the amount of the obligation guaranteed thereby unless the Guarantee is limited to a determinable amount, in which case the amount of such Guarantee shall be deemed to be the lesser of such determinable amount and the amount of such obligation.

“Harvest Parties” means the Borrower, the Restricted Subsidiaries listed in Schedule J, and any other Subsidiary of the Borrower which, at any time, the Borrower deems, by notice to the Agent, to be a Restricted Subsidiary.

“Hedge Agreement” means:

(a)

any contract for a rate swap, rate cap, rate floor, rate collar, forward rate agreement, futures or other rate protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in interest rates;

(b)

any contract for the sale or future delivery of commodities (including, without limitation, electricity) (whether or not the subject commodities are to be delivered), hedging contract, forward contract, swap agreement, futures contract or other commodity pricing protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in prices of the subject commodities;

(c)

any contract for the sale, purchase, or exchange or for future delivery of foreign currency (whether or not the subject currency is to be delivered or exchanged), hedging contract, forward contract, swap agreement, futures contract, or other foreign exchange protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in foreign exchange rates; and

(d)	any other derivative agreement or other similar agreement or arrangements.

“including” means “including without limitation.”

“Income Tax Act (Canada)” means the Income Tax Act, R.S.C. 1985 (5th Supp.), c.1, including the regulations made and, from time to time, in force under that Act, as amended from time to time.

“Indebtedness” means, with respect to any Person, indebtedness, excluding current trade payables incurred by such Person in the normal course of business, created, incurred, assumed or guaranteed by such Person, whether absolute or contingent and including any crystallized obligation of such Person arising in respect of any Hedging Agreement.

“Independent Engineering Report” means one or more economic and reserve engineering evaluation reports prepared by an independent engineering firm chosen by the Borrower covering all of the proved Oil and Gas Properties.

“Individual Commitment Amount” means, from time to time in respect of a Lender, that portion of the Aggregate Commitment Amount under the Credit Facility which a Lender has severally agreed to make available to the Borrower in accordance with the terms and conditions of the Agreement, initially as set forth in Schedule B and subject to adjustment pursuant to the terms of the Agreement.

"Intercompany Subordinated Debt" means all indebtedness and obligations in respect of amounts borrowed by the Borrower which, in accordance with GAAP, on a consolidated basis, would be recorded in the Borrower’s consolidated financial statements (including the notes thereto) and which is owing to a Related Party, which indebtedness has all of the following characteristics:

(a)	a final maturity in respect of repayment of principal and interest extending beyond the Credit Facility Termination Date;

(b)	no scheduled or mandatory cash principal or interest payments are payable thereunder prior to the Credit Facility Termination Date;

(c)	such indebtedness shall be unsecured;

(d)	such indebtedness shall not have any covenants, events of default or other terms and conditions (except for pricing) which are more restrictive or onerous than those contained in this Agreement; and

(e)	such indebtedness is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

provided that a true copy of the loan agreement governing such indebtedness and a true copy of all amendments thereto must be provided to the Agent prior to the execution thereof.

“Interest Act (Canada)” means the Interest Act, R.S.C. 1985, c. I-15, including the regulations made and, from time to time, in force under that Act.

“Investment Grade” means, with respect to a successor entity in accordance with Section 17.1(c), a senior secured long term debt rating of no less than:

(a)

if such successor entity is rated by both Standard & Poor's Rating Services, a division of The McGraw-Hill Companies (together with its successors, “S&P”) and Moody's Investor Services, Inc. (together with its successors (“Moody's”)), then BBB- by S&P and Baa3 by Moody's; or

(b)	if such successor entity is rated by only one of S&P or Moody's, then BBB- by S&P or Baa3 by Moody's, as applicable.

“Judgment Interest Act (Alberta)” means the Judgment Interest Act, R.S.A. 2000, c. J-1, including the regulations made and from time to time in force under that Act.

“KNOC Korea” means Korea National Oil Corporation, a corporation subsisting under the laws of the republic of Korea.

“KNOC Korea Guarantee” means an unlimited guarantee of the Obligations from KNOC Korea in form and substance satisfactory to the Lenders, acting reasonably.

“Laws” means all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international, any judgments, writs, injunctions, decisions, rulings, decrees and awards of any Administrative Body, and any policies, voluntary restraints, practices or guidelines of any Administrative Body, and including, any principles of common law and equity.

“Lender Distress Event” means, in respect of a given Lender, such Lender or its Lender Parent is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guarantees or other support (including, without limitation, the nationalization or assumption of ownership or operating control by the Government of the United States, Canada or any other Administrative Body) or is otherwise adjudicated as, or determined by any Administrative Body having regulatory authority over such Lender or Lender Parent or their respective assets to be, insolvent or bankrupt; provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its Lender Parent (including the exercise of control over such Lender or its Lender Parent through such ownership interest) by an Administrative Body or an instrumentality thereof.

“Lender Insolvency Event” means, in respect of a given Lender, such Lender or its Lender Parent:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent, is deemed insolvent by applicable law or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

(A) institutes, or has instituted against it by a regulator, supervisor or any similar Administrative Body with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, (x) a proceeding pursuant to which such Administrative Body takes control of such Lender’s or Lender Parent’s assets, (y) a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors’ rights, or (z) a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar Administrative Body; or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (x) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (y) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof;

(e)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(f)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or a substantial portion of all of its assets; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender;

(g)

has a secured party take possession of all or a substantial portion of all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case, within 15 days thereafter;

(h)

causes or is subject to any event with respect to it which, under the applicable law of any jurisdiction, has an analogous effect to any of the events specified in subparagraphs (a) to (g) above, inclusive; or

(i)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing.

“Lender Parent” means any person that directly or indirectly Controls a Lender.

“Lenders” means those financial institutions who in accordance with the provisions of the Agreement provide an Individual Commitment Amount under the Credit Facility, initially being each of the financial institutions listed as Lenders in Schedule B and thereafter, those financial institutions which may become a Party to the Agreement, as a Lender, by executing and delivering to the Agent and to the Borrower an Assignment, and each of their respective successors and permitted assigns, and Lender means any one of them in such capacity.

“LIBOR” for any LIBOR Period, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available, as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such LIBOR Period, for U.S. Dollar deposits (for delivery on the first day of such LIBOR Period) with a term equivalent to such LIBOR Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Agent to be the rate at which deposits in U.S. Dollars for delivery on the first day of such LIBOR Period in same day funds in the approximate amount of the LIBOR Based Loan being made, continued or converted and with a term equivalent to such LIBOR Period would be offered by the Agent's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Banking Days prior to the commencement of such LIBOR Period.

“LIBOR Based Loan” means a loan under the Credit Facility in U.S. Dollars which bears interest at a rate based on LIBOR.

“LIBOR Period” means a period of 1 month or such other period as may be agreed to by all of the Lenders under the Credit Facility.

“Majority Lenders” means the Lenders holding, in aggregate, at least 662/3% of the Aggregate Commitment Amount under the Credit Facility.

“Material Acquisition” means an acquisition by a Harvest Party of shares or other assets completed in the immediately preceding twelve months which increases the Consolidated Tangible Assets of the Borrower as shown on its most recent consolidated financial statements of the Borrower by more than 10% (other than the acquisition of the Black Gold Assets).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of KNOC Korea, the Borrower and the Borrower's Subsidiaries, taken as a whole; provided that the write-down of the Refinery assets that was reflected in the Borrower's audited financial statements for the year ending December 31, 2012 shall not in and of itself constitute a Material Adverse Effect; (b) a material impairment of the rights and remedies of the Agent or any Lender under this Agreement or the KNOC Korea Guarantee, or of the ability of the Borrower or KNOC Korea to perform its obligations under this Agreement or the KNOC Korea Guarantee, as applicable; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of this Agreement or against KNOC Korea of the KNOC Korea Guarantee.

“Material Contracts” means the trust indentures governing the Convertible Debentures and the Note Indenture (including the Notes), if in effect, and also includes, effective as of the date of designation thereof, any other agreements designated in writing as Material Contracts by the Majority Lenders, acting reasonably, from time to time after the Closing Date.

“Maturity Date” means the Banking Day on which a LIBOR Based Loan becomes due and payable by the Borrower.

“NARL” means North Atlantic Refining Limited, and its successors and assigns.

“NARL Purchase Agreement” means the purchase and sale agreement dated as of August 22, 2006 between VITOL Refining Group B.V. and Harvest Energy Trust.

“Non-Defaulting Lender” means a Lender that is not a Defaulting Lender.

“Non-Recourse Debt” means any indebtedness or other obligations, and guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent obligations in respect of obligations of another Person which, in each case, are incurred to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refunding of any such indebtedness, liabilities and obligations, provided that the recourse of the lender thereof or any agent, trustee, receiver or other Person acting on behalf of the lender in respect of such indebtedness, liabilities and obligations or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties and customary indemnities provided with respect to such financings) to the assets created, developed, constructed or acquired in respect of which such indebtedness, liabilities and obligations has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired and to which the lender has recourse.

“Non-Restricted Subsidiary” means any Subsidiary which is not a Restricted Subsidiary.

“Noon Rate” means, in relation to the conversion of one currency into another currency, the rate of exchange for such conversion as quoted by the Bank of Canada (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by the Agent at Toronto, Ontario at approximately noon (Toronto local time)).

“Note Indenture” means each of:

(a)	the indenture dated as of October 4, 2010, between the Borrower and U.S. Bank National Association, as amended from time to time as permitted hereby; and

(b)	any other indenture for any of the notes described in part (b) of the definition of Notes.

“Notes” means:

(a)	the U.S.$500,000,000 6.875% unsecured senior notes due 2017 issued by the Borrower pursuant to the Note Indenture described in part (a) of the definition of Note Indenture; and

(b)

any other notes or other indebtedness for borrowed money created, incurred, assumed or guaranteed by the Borrower or any Restricted Subsidiary after October 4, 2010; provided that such notes and other indebtedness have characteristics equivalent to those described in parts (a), (b), (c) and (f) of the definition of Subordinated Debt.

“Notice of Drawdown” means, in relation to Drawdowns, a notice by the Borrower to the Agent substantially in the form of Schedule D.

“Notice of Rollover or Notice of Conversion” means, in relation to Advances (other than Drawdowns), a notice by the Borrower to the Agent substantially in the form of Schedule E.

“Obligations” means all indebtedness, liabilities and other obligations, whether absolute or contingent, matured or unmatured, howsoever arising under the Credit Facility owed by the Borrower to one or more of the Lenders or the Agent.

“OECD Countries” means countries which are members at such time of the Organization for Economic Cooperation and Development.

“Oil and Gas Properties” means all of the interest, right, title and estate of the Harvest Parties, now owned or hereafter acquired, in and to:

(a)

all lands and other real and immovable property interests of the Harvest Parties (including leasehold lands and licenses held by the Harvest Parties relating thereto) owned, held or used, from time to time, in connection with the exploration for and development (including, without limitation, such interests in respect of which no proved reserves are attributed), production, processing, transportation and marketing of Petroleum Substances;

(b)

the rights to explore for, mine, drill for, produce, take, save or market Petroleum Substances under all lands and other real and immovable property interests referred to in subsection (a) of this definition;

(c)	the Petroleum Substances within, upon or under all lands and other real and immovable property interests referred in subsection (a) of this definition;

(d)

royalty, production, profits and other interests or payment out of, referable to, or payable in respect of, Petroleum Substances or the value thereof produced from or allocable to the lands and other real and immovable property interests referred to in subsection (a) of this definition;

(e)	the Documents of Title;

(f)

any and all rights and interests in the foregoing substantially replacing, extending or renewing any thereof in the event of termination, surrender, negotiation, renegotiation or supersession thereof; and

(g)	any and all rights to acquire any of the foregoing.

“Parties” means the Borrower, the Agent and the Lenders and their respective successors and permitted assigns, and “Party” means any one of the Parties.

“Pension Plan” means any retirement or pension benefit plan that is established by a Person for the benefit of its employees, that requires such Person to make periodic payments or contributions.

“Permitted Encumbrances” means:

(a)

undetermined or inchoate liens arising in the ordinary course of and incidental to construction or current operations which have not been filed pursuant to Law against any of the Harvest Parties in respect of which no steps or proceedings to enforce such lien have been initiated or which relate to obligations which are not due or delinquent or if due or delinquent, any lien which such Harvest Party is in good faith contesting if such contest involves no material risk of loss of any material part of the property of the Harvest Parties taken as a whole;

(b)

liens incurred or created in the ordinary course of business and in accordance with sound industry practice in respect of the joint operation of Oil and Gas Properties or related production or processing facilities as security in favour of any other Person conducting the development or operation of the property to which such liens relate, for any of the Harvest Parties' portion of the costs and expenses of such development or operation, provided such costs or expenses are not due or delinquent or if due or delinquent, any lien which such Harvest Party is in good faith contesting if such contest involves no material risk of loss of any material part of the property of the Harvest Parties taken as a whole;

(c)

a sale or disposition of Oil and Gas Properties resulting from any pooling or unit agreement entered into in the ordinary course of business when, in any of the Harvest Parties' reasonable judgment, it is necessary to do so in order to facilitate the orderly exploration, development or operation of such properties, provided that, such Harvest Party's resulting pooled or unitized interest is proportional (either on an acreage or reserve basis) to the interest contributed by it and is not materially less than such Harvest Party's interest in such Oil and Gas Properties prior to such pooling or unitization and its obligations in respect thereof are not greater than its proportional share based on the interest acquired by it;

(d)

to the extent a Security Interest is created or constituted thereby, farmout interests or overriding royalty interests, net profit interests, reversionary interests and carried interests in respect of any of the Oil and Gas Properties that are or were entered into with or granted to arm's length third parties in the ordinary course of business and in accordance with sound industry practice;

(e)

liens for penalties arising under non-participation provisions of operating agreements in respect of any of the Oil and Gas Properties, if such liens do not materially detract from the value of any material part of the property of the Harvest Parties taken as a whole;

(f)

easements, rights-of-way, servitudes, zoning or other similar rights or restrictions in respect of land (if such land is a material part of the property of the Harvest Parties taken as a whole) held by any of the Harvest Parties (including rights-of- way and servitudes for railways, sewers, drains, pipe lines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) which, either alone or in the aggregate, do not materially detract from the value of such land or materially impair its use in the operation of the business of the Harvest Parties taken as a whole;

(g)	any lien or trust arising in connection with worker's compensation, employment insurance, pension and employment Laws;

(h)

the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise grant or permit acquired by any of the Harvest Parties, or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof; and rights of distress reserved in or exercisable under any other lease or sublease to which such Harvest Party is a party which secures the payment of rent or compliance with the terms thereof;

(i)

liens on Petroleum Substances or proceeds of the sale thereof pursuant to a processing or transmission arrangement securing payment of the obligations of any Harvest Party in respect of the costs thereof, provided such costs are not due or delinquent, or if due or delinquent any such lien which such Harvest Party is in good faith contesting if such contest involves no material risk of loss of any material part of the property of the Harvest Parties taken as a whole;

(j)	all reservations in the original grant from the Crown of any lands and premises or any interests therein and all statutory exceptions, qualifications and reservations in respect of title;

(k)	any right of first refusal in favour of any Person granted in the ordinary course of business with respect to all or any of the Oil and Gas Properties of the Harvest Parties;

(l)	any claim or Security Interest from time to time disclosed by the Harvest Parties to the Agent and which is consented to by the Lenders;

(m)

public and statutory liens not yet due and similar liens arising by operation of Law, and if due or delinquent any lien which such Harvest Party is in good faith contesting if such contest involves no material risk of loss of any material part of the property of the Harvest Parties taken as a whole;

(n)

“Permitted Encumbrances” as defined in the NARL Purchase Agreement (to the extent that such Permitted Encumbrances do not secure any indebtedness for borrowed money which, in accordance with GAAP, on a consolidated basis, would be recorded in the Borrower’s consolidated financial statements (including the notes thereto), and relate to assets or property of NARL in the Province of Newfoundland and Labrador only);

(o)

any non-recourse pledge by any of the Harvest Parties of Securities in any Non- Restricted Subsidiary which is required to facilitate any indebtedness for borrowed money incurred by such Non-Restricted Subsidiary;

(p)

(i) any Purchase Money Security Interest, (ii) any Security Interest which secures Capital Lease Obligations granted or assumed by any of the Harvest Parties, (iii) any “Permitted Encumbrance” as defined in the NARL Purchase Agreement (to the extent that any such Permitted Encumbrance secures any indebtedness for borrowed money which, in accordance with GAAP, on a consolidated basis, would be recorded in the Borrower’s consolidated financial statements (including the notes thereto) and relate to assets or property of NARL in the Province of Newfoundland and Labrador only), (iv) Non-Recourse Debt, and (v) indebtedness or obligations in respect of amounts borrowed under an overdraft facility extended by The Bank of Nova Scotia to NARL, secured on a pari passu basis with the “Obligations” and “Hedge Indebtedness” as these terms are defined in the Existing Credit Agreement, and which is subject at all times to an intercreditor agreement acceptable to the Agent, to an aggregate maximum principal amount of $1,000,000 (or the Canadian Dollar Exchange Equivalent thereof) at any time outstanding; provided that the obligations secured by all of the Security Interests in clauses (i), (ii), (iii), (iv) and (v) of this paragraph (p) do not in aggregate at any time exceed $25,000,000 (or the Canadian Dollar Exchange Equivalent thereof) outstanding at any time;

(q)

any Security Interests consisting solely of pledges of cash or marketable securities granted or assumed by any of the Harvest Parties to secure its obligations under any Hedge Agreement; provided that the aggregate value of pledged collateral does not at any time exceed $25,000,000 (or the Canadian Dollar Exchange Equivalent thereof) in aggregate at any time;

(r)	the “Security” as defined in the Existing Credit Agreement; and

(s)	any Security Interests created on the Black Gold Assets and proceeds thereof.

“Person” means an individual, a partnership, a corporation, a company, a trust, an unincorporated organization, a union, a government or any department or agency thereof (collectively an “entity”) and the heirs, executors, administrators, successors, or other legal representatives, as the case may be, of such entity.

“Petroleum Substances” means petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing.

“Principal Amount” means, that portion of the Aggregate Principal Amount which has been advanced by such Lender under the Credit Facility and which remains outstanding.

“Purchase Money Security Interest” means a Security Interest, whether given to a vendor, a lender or any other Person, securing indebtedness assumed or incurred as, or to provide, all or part of the purchase price or other acquisition cost of property which Security Interest is limited exclusively to such property.

“Rateable Portion” means the proportion from time to time of the Individual Commitment Amount of a Lender under the Credit Facility relative to the Aggregate Commitment Amount under the Credit Facility.

“Refinery” has the meaning attributed to it in the NARL Purchase Agreement.

"Related Party" means KNOC Korea or any other Person (other than a Harvest Party) which is a shareholder of a Harvest Party or an Affiliate of such shareholder.

“Release” includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

“Repayment” means the repayment of any outstanding Borrowing by the Borrower to the Agent on behalf of the Lenders.

“Restricted Subsidiary” means any Subsidiary of the Borrower, that has been designated as a “Restricted Subsidiary” by the Borrower in accordance with Section 15.1 and is then listed as such in Schedule J (as such Schedule may be revised from time to time).

“Rollover” means, in relation to a LIBOR Based Loan, the continuation of all or any portion of such LIBOR Based Loan for an additional LIBOR Period under the Credit Facility subsequent to the initial or any subsequent LIBOR Period applicable thereto; and “Rolled Over” shall have a similar meaning.

“Securities” means any interest in any partnership, trust or joint venture or any securities in the capital stock of any corporation or limited liability company, in each case which carry a residual right to participate in the earnings of such partnership, trust, joint venture, corporation or limited liability company or, upon the liquidation or winding up of such partnership, trust, joint venture, corporation or limited liability company, to share in its assets.

“Security Interest” means any mortgage, lien, pledge, charge (whether fixed or floating), security interest, title retention agreement, or other encumbrance of any kind, contingent or absolute but excludes operating leases and any contractual right of set-off created in the ordinary course of business.

“Shareholders' Equity” means, at any time, the shareholders' equity as shown on the consolidated balance sheet of the Borrower, plus any Intercompany Subordinated Debt, but excluding equity attributable to the Black Gold Assets.

“Subordinated Debt” means all indebtedness and obligations in respect of amounts borrowed by the Borrower which, in accordance with GAAP, on a consolidated basis, would be recorded in the Borrower’s consolidated financial statements (including the notes thereto) and which is owing to a Person or Persons other than a Harvest Party or a Related Party, which indebtedness has all of the following characteristics:

(a)

an initial final maturity in respect of repayment of principal extending beyond the Credit Facility Termination Date (provided that if the Borrower enters into a subordinated bridge facility in connection with a Material Acquisition, the maturity date thereof may be within the maturity date of the Credit Facility so long as such subordinated debt matures and is repaid within six months of its incurrence);

(b)

no scheduled cash principal payments thereunder prior to the Credit Facility Termination Date (provided that if the Borrower enters into a subordinated bridge facility referred to in clause (a) above, the principal thereof may be repaid on a maturity date that is scheduled within six months of its incurrence, subject to the governing subordination agreement with the Lenders);

(c)	such indebtedness shall be unsecured;

(d)

upon the occurrence of any Default or Event of Default or the commencement of any proceedings in relation to dissolution, winding up, liquidation, receivership, insolvency or bankruptcy of the Borrower, such indebtedness shall be postponed, subordinate and junior in right of payment to all payment obligations under this Agreement or any guarantee thereof from a Harvest Party;

(e)

other than with respect to subordinated bonds in the public debt or private placement markets, upon the occurrence of any Default or Event of Default, such indebtedness shall have a standstill period of not less than six months; and

(f)

such indebtedness shall not have any covenants, events of default or other terms and conditions (except for higher pricing and/or more onerous optional redemption provisions) which, taken as a whole, are materially more restrictive than those contained in this Agreement, provided that (i) the subordination above is confirmed in writing by any trustee for holders of such Subordinated Debt or by a subordination agreement with the Agent, in either case in a form satisfactory to the Majority Lenders acting reasonably, (ii) the Convertible Debentures shall be deemed to constitute Subordinated Debt for so long as they meet the foregoing requirements (other than paragraph (a)), and (iii) indebtedness for borrowed money owed to a Related Party, to the extent it forms Intercompany Subordinated Debt, shall be deemed not to be Subordinated Debt.

“Subsidiary” means any Person of which more than 50% of the outstanding Voting Securities are owned, directly or indirectly by the Borrower, provided that the ownership of such Voting Securities confers the right to elect at least a majority of the board of directors of such Person, or a majority of Persons serving similar roles or in respect of a partnership or trust if more than a 50% interest in the profits or capital thereof is directly or indirectly owned by such Person, and includes any legal entity in like relationship to a Subsidiary.

“Subsidiary Partnerships” means any Restricted Subsidiaries which are general or limited partnerships.

“Subsidiary Trusts” means any Restricted Subsidiaries which are trusts.

“Taxes” means all taxes of any kind or nature whatsoever including income taxes, capital taxes, minimum taxes, levies, imposts, stamp taxes, royalties, duties, charges to tax, value added taxes, commodity taxes, goods and services taxes, and all fees, deductions, compulsory loans, withholdings and restrictions or conditions resulting in a charge imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future by any governmental or quasi-governmental authority of or within any jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon and any instalments in respect thereof.

“Total Capitalization” means, at any time, the aggregate of Consolidated Total Debt and Shareholders' Equity.

"U.S. Base Rate" means the greater of (a) variable rate of interest quoted by the Agent from time to time as the reference rate of interest which it employs to determine the interest rate it will charge for demand loans in U.S. Dollars to its customers in Canada and which it designates as its "U.S. Base Rate", (b) the Federal Funds Rate plus 100 Basis Points per annum and (c) the one month LIBOR plus 100 Basis Points per annum.

“U.S. Base Rate Loan” means a loan under the Credit Facility in U.S. Dollars which bears interest at a rate based on the U.S. Base Rate.

“U.S. Dollars” or “U.S. $” each means such currency of the United States of America which, as at the time of payment or determination, is legal tender therein for the payment of public or private debts.

“Voting Securities” means Securities carrying voting rights under all circumstances, provided that, for the purposes of this definition, Securities which only carry the right to vote conditionally on the happening of an event will not be considered Voting Securities, whether or not such event will have occurred, nor will any Securities be deemed to cease to be Voting Securities solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event.

SCHEDULE B
TO THE HARVEST OPERATIONS CORP.
CREDIT AGREEMENT
DATED MARCH 14, 2013

LENDERS AND INDIVIDUAL COMMITMENT AMOUNTS

I.          CREDIT FACILITY

Individual
Lender	Commitment Amount

Bank of America, N.A., CANADA BRANCH	U.S.$100,000,000

Barclays Bank PLC	U.S.$100,000,000

The Royal Bank of Scotland N.V., (Canada) Branch	U.S.$100,000,000

HSBC Bank Canada	U.S.$100,000,000

Aggregate Commitment Amount:	U.S.$400,000,000

Effective Date: March 14, 2013

SCHEDULE C
TO THE HARVEST OPERATIONS CORP.
CREDIT AGREEMENT
DATED MARCH 14, 2013

FORM OF COMPLIANCE CERTIFICATE

TO:	Bank of America, N.A., CANADA BRANCH, as Agent

AND TO:	The Lenders

RE:

Credit Agreement dated as of March 14, 2013 between Harvest Operations Corp. (the "Borrower"), Bank of America, N.A., CANADA BRANCH as administrative agent (the "Agent") and those financial institutions who are lenders thereunder (collectively, the "Lenders") (as amended, restated, supplemented or otherwise modified from time to time the "Credit Agreement").

            This Compliance Certificate is delivered pursuant to Section 14.1(b) of the Credit Agreement.

            I, ______________________________, am the duly appointed [insert name of office] of Harvest Operations Corp. (the "Borrower") and hereby certify in such capacity for and on behalf of the Borrower and without incurring any personal liability, after making due inquiry:

(a)	This Compliance Certificate applies to the fiscal [quarter/year] of the Borrower ending ____________________, 2013.

(b)

I am familiar with the provisions of the Credit Agreement and I have made or caused to be made under my supervision such reasonable investigations of corporate records and inquiries of other officers and personnel of the Borrower as I have deemed necessary for purposes of this Compliance Certificate.

(c)	All of the terms, covenants and conditions of the Documents are being complied with by the Harvest Parties [or describe details].

(d)	No Default or Event of Default has occurred or is continuing [or describe details].

(e)	Attached hereto is an updated Schedule J to the Credit Agreement which accurately reflects the required disclosure regarding the Borrower and its Subsidiaries.

            Capitalized words and phrases used herein but not otherwise defined herein have the meanings attributed to them in the Credit Agreement.

Dated at Calgary, Alberta, on______________________, 2013.

HARVEST OPERATIONS CORP.

By:
Name:
Title:

SCHEDULE D
TO THE HARVEST OPERATIONS CORP.
CREDIT AGREEMENT

DATED MARCH 14, 2013

FORM OF NOTICE OF DRAWDOWN

TO:	Bank of America, N.A., CANADA BRANCH, as Agent

RE:

Credit Agreement dated as of March 14, 2013 between Harvest Operations Corp. (the "Borrower"), Bank of America, N.A., CANADA BRANCH as agent (the "Agent") and those financial institutions who are lenders thereunder (collectively, the "Lenders") (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

1.	The date of the requested Drawdown is the _____day of ________________, 2013.

2.	Pursuant to Section 5.2 of the Credit Agreement, the Borrower hereby irrevocably requests that the following Drawdown(s) under the Credit Facility be made available:

TYPE OF ADVANCE	PRINCIPAL AMOUNT	TERM

U.S. Base Rate Loan	_______________________	N/A

LIBOR Based Loan	_______________________	_______________________

3.	The Borrower hereby represents and warrants to the Agent and the Lenders as follows as of the date of this Notice of Drawdown:

(a)

each of the representations and warranties of the Borrower set forth in Section 13.1 of the Credit Agreement (other than that made in Section 13.1(j) which will not be restated and that made in Section 13.1(n) which will be restated as of the date referred to therein) is true and correct as of the date of the requested Drawdown; and

(b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will occur as a result of the requested Drawdown.

4.	This Notice of Drawdown is irrevocable.

5.	Capitalized words and phrases used herein and not otherwise defined herein have the meanings attributed to them in the Credit Agreement.

6.	Special Instructions (if any):

            The Borrower has caused this Notice of Drawdown to be executed and delivered, and the certifications contained herein to be made, by a duly authorized officer of the Borrower this _____day of _____________________, 2013.

HARVEST OPERATIONS CORP.

By:
Name:
Title:

SCHEDULE E
TO THE HARVEST OPERATIONS CORP.
CREDIT AGREEMENT
DATED MARCH 14, 2013

FORM OF NOTICE OF ROLLOVER/NOTICE
OF CONVERSION/NOTICE OF REPAYMENT

TO:	Bank of America, N.A., CANADA BRANCH, as Agent

RE:	Credit Agreement dated as of March 14, 2013 between Harvest Operations Corp. (the "Borrower"), Bank of America, N.A., CANADA BRANCH as agent (the "Agent") and those financial institutions who are lenders thereunder (collectively, the "Lenders") (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

1.	Pursuant to Section [2.4, 2.5 or 5.4] of the Credit Agreement, the Borrower hereby irrevocably notifies the Agent that it will:

(a) Rollover part or all of a Borrowing under the Credit Facility described as:

Type of Borrowing: _______________________________________________________________________
Principal Amount (1): ______________________________________________________________________
Maturity Date: ___________________________________________________________________________

into another Borrowing of the same type under the Credit Facility.

Maturity Date: ___________________________________________________________________________

(1)

If only part of the maturing Borrowing is being rolled over, please indicate the applicable amount being rolled over, including the details provided above in respect thereof and whether the balance will be Converted or repaid.

or;

(b)	Repay part or all of a Borrowing under the Credit Facility described as:

Type of Borrowing: _______________________________________________________________________
Principal Amount (1): ______________________________________________________________________
Maturity Date: ___________________________________________________________________________

and [rollover/Convert] the remaining balance thereof into another Borrowing of the same type made under the Credit Facility.

Maturity Date: ___________________________________________________________________________

(1)

If only part of the maturing Borrowing is being repaid, please indicate the applicable amount being repaid, including the details provided above in respect thereof and whether the balance will be rolled over or Converted.

2.	The Borrower represents and warrants to the Agent and the Lenders that no Default or Event of Default has occurred and is continuing.

3.	This Notice is irrevocable.

4.	Capitalized words and phrases used herein and not otherwise defined herein have the meanings attributed to them in the Credit Agreement.

5.	Special Instructions (if any):

________

            The Borrower has caused this Notice to be executed and delivered, and the certifications contained herein to be made, by a duly authorized officer of the Borrower this _____ day of _________________, 2013.

HARVEST OPERATIONS CORP.

By:
Name:
Title:

SCHEDULE F-1

[INTENTIONALLY DELETED]

SCHEDULE F-2

[INTENTIONALLY DELETED]

SCHEDULE G

[INTENTIONALLY DELETED]

SCHEDULE H
TO THE HARVEST OPERATIONS CORP.
CREDIT AGREEMENT
DATED MARCH 14, 2013

FORM OF AFFILIATE SUBORDINATION AGREEMENT

            THIS SUBORDINATION AGREEMENT dated as of the • day of •, 2013 (the "Agreement") is made by [Name of Non-Restricted Subsidiary] (the "Subordinated Harvest Party") to and in favour of the Harvest Lenders and Bank of America, N.A., CANADA BRANCH ("BOA"), as Agent for and on behalf of the Harvest Lenders.

PREAMBLE:

A.

Harvest Operations Corp. (the "Borrower"), BOA and those other financial institutions which are or hereafter become lenders thereunder (collectively, the "Lenders") and BOA, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent") are parties to a credit agreement dated as of March 14, 2013 (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, the "Credit Agreement").

B.	Pursuant to the Credit Agreement, each of the Harvest Parties may from time to time become indebted to the Harvest Lenders.

C.	The Harvest Parties have or may become indebted to the Subordinated Harvest Party from time to time.

D.	Pursuant to the Credit Agreement, the Subordinated Harvest Party is required to subordinate the Subordinated Obligations to the Harvest Lender Obligations.

E.

It is in the interests of the Subordinated Harvest Party that the Harvest Lenders extend credit to the Borrower and the other Harvest Parties pursuant to the Harvest Lender Documents and therefore the Subordinated Harvest Party is prepared to execute and deliver this Agreement.

AGREEMENT:

            In consideration of the Harvest Lenders agreeing to provide or to continue to provide to the Borrower the Credit Facility and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Subordinated Harvest Party covenants and agrees as follows:

ARTICLE 1
INTERPRETATION

1.1       Definitions

            Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, the following expressions used in this Agreement shall have the following meanings:

"Acceleration Event" means the occurrence of a Default or Event of Default under the Credit Agreement;

"Harvest Lender Documents" means the Credit Agreement, the Documents and all agreements, documents, notes and instruments entered into in connection therewith, as the same may be amended, modified, varied, restated or replaced from time to time;

"Harvest Lender Obligations" means all of the obligations, liabilities and indebtedness of the Harvest Parties (or any of them) to the Harvest Lenders (or any of them) from time to time, whether present or future, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured, extended or renewed, as principal or surety, alone or with others, of whatsoever nature or kind, in any currency, under or in respect of all or any of the Harvest Lender Documents;

"Harvest Lenders" means the Lenders and the Agent;

"Parties" means the Subordinated Harvest Party and the Agent on behalf of the Harvest Lenders;

"Proceedings" means any voluntary or involuntary receivership, insolvency, proposal, bankruptcy, compromise, arrangement, reorganization, winding-up, liquidation, dissolution or other similar proceedings, whether or not any of the foregoing is judicial in nature;

"Subordinated Documents" means the present and future royalty agreements, net profits interest agreements, promissory notes, note indentures, royalty indentures, commitment letters, credit agreements, guarantees, certificates, instruments, notes, securities and all other agreements and other documents creating, evidencing, securing or otherwise relating to the Subordinated Obligations;

"Subordinated Obligations" means the present and future indebtedness, liabilities and obligations of the other Harvest Parties (or any of them) to the Subordinated Harvest Party, whether present or future, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured, extended or renewed, as principal or surety, alone or with others of whatsoever nature or kind or in any currency including without limitation, the amounts from time to time owing by any of the Harvest Parties (or any of them) to the Subordinated Harvest Party in respect of any Subordinated Documents; and

"Subordinated Proceeds" means all present and future payments and property received by the Subordinated Harvest Party from the Harvest Parties (or any of them) in payment or satisfaction of the Subordinated Obligations, including without limitation, all deposits and investments made with such payments and property, including all other proceeds thereof of whatsoever nature or kind.

1.2       References

            As used herein, "this Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and any similar expressions refer to this Agreement as it may be supplemented, amended, restated or replaced from time to time, and not to any particular Article, Section or other portion hereof. Whenever in this Agreement a particular Article, Section or other portion thereof is referred to, such reference pertains to the Article, Section or portion thereof contained herein unless otherwise indicated. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders. The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3       Invalidity of Provisions

            Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.4       Entire Agreement

            This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter of this Agreement. There are no warranties, representations or agreements between the Parties in connection with such subject matter, except as specifically set forth or referred to in this Agreement.

1.5       Waiver, Amendment

            No amendment or waiver of this Agreement shall be binding unless executed in writing by the Parties. A waiver of any provision of this Agreement shall only constitute a waiver in the specific instance and for the specific purpose for which it is given. A waiver of any provision of this Agreement shall not constitute a continuing waiver unless expressly provided in writing by the Parties.

1.6       Governing Law, Attornment

             This Agreement shall be governed by and construed in accordance with the Laws of the Province of Alberta and the Laws of Canada applicable therein and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Alberta.

ARTICLE 2
SUBORDINATION

2.1       Subordination

            The Subordinated Harvest Party agrees that the Subordinated Obligations shall be fully subordinated as contemplated in this Agreement, to and in favour of the Harvest Lender Obligations in all circumstances. The Harvest Lenders shall have priority over the Subordinated Harvest Party in respect of all of the property of every nature and kind now existing or hereafter acquired of the Harvest Parties, to discharge and satisfy the Harvest Lender Obligations, all in priority to any claim of the Subordinated Harvest Party.

2.2       Priority

            The subordination of the Subordinated Obligations to the Harvest Lender Obligations set out in this Agreement and the other provisions of this Agreement shall apply in all events and circumstances. Without limiting the generality of the foregoing, the rights and priority of each of the Harvest Lenders and the subordination of the Subordinated Obligations shall not be affected by:

(a)

the time, sequence or order of creating, granting, executing, delivering of, filing or registering or failing to file or register any notice or instrument in respect of the Harvest Lender Documents or the Subordinated Documents;

(b)	the date or the order of the creation of the Harvest Lender Obligations or the Subordinated Obligations;

(c)

the time or order of any advance, giving of notice or the making of any demand under the Harvest Lender Documents, the Harvest Lender Obligations, the Subordinated Documents or the Subordinated Obligations;

(d)	the taking of any collection, enforcement or realization Proceedings by the Agent or any of the Harvest Lenders or the Subordinated Harvest Party;

(e)

any voluntary or involuntary winding-up, dissolution, insolvency, receivership, bankruptcy, liquidation, reorganization, arrangement, composition or any other process or Proceeding having similar effect, involving or affecting any of the Harvest Parties or their property, any judgment or order against any of the Harvest Parties or the date of any of the foregoing;

(f)	the giving or failure to give any notice, or the order of giving notice, to any of the Harvest Parties;

(g)	the failure to exercise any power or remedy reserved to any of the Harvest Lenders under the Harvest Lender Documents or to insist upon strict compliance with any of the terms thereof;

(h)

the failure by any of the Harvest Parties to comply with any restrictions on borrowing or guaranteeing the obligations of others set forth in any Subordinated Document, or any other agreement or document, regardless of any knowledge thereof which the Agent or any of the Harvest Lenders may have or be deemed to have or with which the Agent or any of the Harvest Lenders may be charged; and

(i)

any other reason including, without limitation, any priority granted to the Subordinated Harvest Party, the Subordinated Documents or the Subordinated Obligations by any applicable principle of Law or equity.

2.3       No Further Payments

            If an Acceleration Event has occurred and is continuing, no Harvest Party will make any further payments to the Subordinated Harvest Party in respect of any of the Subordinated Obligations until the earlier of: (a) such Acceleration Event has been fully remedied, or (b) all of the Harvest Lender Obligations have been fully and finally paid, satisfied, performed and discharged.

2.4       Subordinated Proceeds

(a)

In addition to any other rights and remedies available to the Harvest Lenders under this Agreement or any of the Harvest Lender Documents, any Harvest Lender may give a written notice (a "Default Notice") to the Subordinated Harvest Party that an Acceleration Event has occurred and is continuing and notwithstanding the provisions of any of the Subordinated Documents, the Subordinated Harvest Party shall, subject to applicable Laws relating to bankruptcy, insolvency or other Laws affecting creditors' rights generally, hold in trust for the Agent and the Harvest Lenders and immediately pay over to the Agent on behalf of the Harvest Lenders, all Subordinated Proceeds which it then holds or it receives or holds at any time after receipt of a Default Notice thereafter.

(b)

The Agent agrees that it shall hold any Subordinated Proceeds received by it under Section Error! Reference source not found. for the account of the Harvest Lenders and any other senior creditors with an entitlement to such monies ("Additional Creditors"). The Agent shall be entitled to pay any such Subordinated Proceeds to the Harvest Lenders and any Additional Creditors in accordance with all applicable priorities existing between the Harvest Lenders and any Additional Creditors. Upon full and final repayment of the Harvest Lender Obligations, the Agent may pay any Subordinated Proceeds in its possession to any Additional Creditors of which the Agent is aware; provided that, any Additional Creditor that receives such Subordinated Proceeds from the Agent shall provide its prior written agreement to deal with such Subordinated Proceeds in a manner substantially similar to the provisions of Sections 2.4(b) and 2.4(c) hereof.

(c)

In the event (i) that the Harvest Lender Obligations are fully and finally repaid or (ii) of any disagreement between the Harvest Lenders and Additional Creditors resulting in adverse claims or demands with respect to any Subordinated Proceeds received by the Agent hereunder (or any portion thereof), the Agent may (but shall not be obliged to) deposit such Subordinated Proceeds or any portion thereof then in its possession with a court of competent jurisdiction in Calgary, Alberta and seek instruction or direction from a court of competent jurisdiction, which direction may include a request for an interpleader order, provided that the Agent shall provide written notice to the Harvest Parties and the Subordinated Lender prior to commencing any such action as may be required by the applicable rules of practice. Upon the Agent making such deposit, the Agent shall be discharged and released of any obligation with respect to any such Subordinated Proceeds.

2.5       Insolvency/Receivership

            In the event of any Proceeding involving or affecting any Harvest Party or its property, or any marshalling of the assets and liabilities of any Harvest Party:

(a)

the Harvest Lenders will be entitled to receive payment in full of the Harvest Lender Obligations before the Subordinated Harvest Party will be entitled to receive any payment upon the Subordinated Obligations or any distribution of any kind or character, whether in cash, securities or other property, that may be payable or deliverable in any such event in respect of the Subordinated Obligations;

(b)

any payment or distribution of any property of any of the Harvest Parties of any kind or character, whether in cash, securities or other property, to which the Subordinated Harvest Party would be entitled, except for the provisions of this Section 2.5, shall, subject to applicable Laws relating to bankruptcy, insolvency or other Laws affecting creditors' rights generally, be paid by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, receiver and manager or liquidator, trustee or otherwise, directly to the Agent or the applicable Harvest Lender to the extent necessary to pay in full all Harvest Lender Obligations remaining unpaid after giving effect to any concurrent payment or distribution to the Agent on behalf of the Harvest Lenders; and

(c)

if, during the course of or in connection with any Proceeding, any payment or distribution of property of any of the Harvest Parties of any kind or character, whether in cash, securities or other property, is received by the Subordinated Harvest Party before all Harvest Lender Obligations are paid in full, such payment or distribution shall be held in trust by the Subordinated Harvest Party for the benefit of the Harvest Lenders and shall, subject to applicable Laws relating to bankruptcy, insolvency or other Laws affecting creditors' rights generally, be paid over to Agent on behalf of the Harvest Lenders for application to the payment of all Harvest Lender Obligations remaining unpaid until all Harvest Lender Obligations have been paid in full after giving effect to any concurrent payment or distribution to the Agent on behalf of the Harvest Lenders.

2.6       Dealings with the Harvest Parties

            The Agent and the Harvest Lenders shall be entitled to deal with the Harvest Parties, the Harvest Lender Documents and the Harvest Lender Obligations as the Harvest Lenders may see fit without in any manner affecting the subordination of the Subordinated Obligations to the Harvest Lender Obligations, and in particular, without limiting the generality of the foregoing, the Harvest Lenders may from time to time:

(a)	grant time, renewals, extensions, releases, discharges or other indulgences or forbearances to any of the Harvest Parties;

(b)	waive timely and strict compliance with or refrain from exercising any rights under the Harvest Lender Documents or the Harvest Lender Obligations; and

(c)

take and give up Security Interests in the property of any of the Harvest Parties and release, amend, extend, supplement, restate, substitute or replace any of the Harvest Lender Documents or the Harvest Lender Obligations in whole or in part.

2.7       No Enforcement by Subordinated Harvest Party

            The Subordinated Harvest Party shall not enforce any right or remedy against any of the Harvest Parties by reason of a default by any Harvest Party under the Subordinated Documents without the prior written consent of the Agent (at its sole discretion, while an Acceleration Event has occurred and is continuing, or acting reasonably, at any other time).

ARTICLE 3
PROTECTION OF HARVEST LENDERS

3.1      Defects in Creation of Harvest Lender Obligations

            Neither the Agent nor any other Harvest Lender shall be concerned to see or inquire into the capacity and powers of any Harvest Party or its directors, officers, employees or agents acting or purporting to act on its behalf. All obligations, liabilities and indebtedness purporting to be incurred by Harvest Parties in favour of the Harvest Lenders shall be deemed to form part of the Harvest Lender Obligations even though any Harvest Party may not be a legal entity or the incurring of such obligations, liabilities or indebtedness was irregularly, fraudulently, defectively or informally effected or in excess of the capacity or powers of any Harvest Party or its directors, officers, employees or agents and notwithstanding that the Harvest Lenders have specific notice of the capacity and powers of any Harvest Party or its directors, officers, employees or agents.

3.2       Liability Absolute

            The subordination in this Agreement shall be a continuing subordination and the liability of the Subordinated Harvest Party hereunder shall be absolute, unconditional and irrevocable and shall not be discharged, diminished or in any way affected by:

(a)	any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any Harvest Lender Obligation, security, Person or otherwise;

(b)

any amalgamation, merger, consolidation or reorganization of any Harvest Party, the Subordinated Harvest Party or any continuation of any Harvest Party or the Subordinated Harvest Party from the Laws under which it now or hereafter exists to other Laws whether under the Laws of the same jurisdiction or another jurisdiction;

(c)

any change in the name, business, objects, capital structure, ownership, constating documents, by-laws, declarations of trust, partnership agreements or resolutions, as applicable, of any Harvest Party or the Subordinated Harvest Party, as the case may be, including without limitation any transaction (whether by way of transfer, sale or otherwise) whereby all or any part of the undertaking, property and assets of any Harvest Party or the Subordinated Harvest Party becomes the property of any other Person;

(d)	any lack of validity, enforceability or value of any Harvest Lender Document or any other agreement or instrument relating thereto or to any Security Interest therefor;

(e)

any change in the time, manner or place of payment of, or in any other term of any Harvest Lender Document or any amendment or waiver thereof, or any consent to departure from any Harvest Lender Document;

(f)	any taking, exchange, release or non-perfection of any Security Interest, or any release or amendment or waiver of or consent to departure from any other guarantee for any Harvest Lender Document;

(g)

any manner of application of any Security Interest or proceeds of realization thereof, or any manner of sale or other disposition of any collateral or any other assets of any Harvest Party or the Subordinated Harvest Party;

(h)

the bankruptcy, insolvency, liquidation or dissolution of any Harvest Party, the Subordinated Harvest Party or any other Person and the occurrence of any other proceeding as a result of such bankruptcy or insolvency;

(i)	any amendment or modification of or supplement to or other change in any Harvest Lender Document;

(j)	any failure, omission or delay on the part of any Person to conform or comply with any term of any Harvest Lender Document;

(k)	to the extent as may be waived under applicable Law, the benefit of all principles or provisions of Law, statutory or otherwise, which may be in conflict with the terms hereof; or

(l)

any other circumstance which might otherwise constitute in whole or in part a defence available to, or a discharge of any Harvest Party, the Subordinated Harvest Party, or any other Person in respect of the Harvest Lender Obligations, the Subordinated Obligations or the other obligations of the Subordinated Harvest Party hereunder.

            Without limiting the generality of the foregoing, the Subordinated Harvest Party agrees that repeated and successive demands may be made and recoveries and judgements may be had hereunder as and when, from time to time, any Harvest Party shall default under or fail to comply with the terms of any Harvest Lender Document and that notwithstanding the recovery or judgement hereunder for or in respect of any given default or failure to so comply by any Harvest Party under such Harvest Lender Document, this Agreement shall remain in force and effect and shall apply to each and every subsequent default. If (i) an Acceleration Event shall at any time have occurred and be continuing, and (ii) the exercise of any right or remedy, or any consequences thereof, provided in any Harvest Lender Document, as the case may be, shall at any time be prevented by reason of the pendency against any Harvest Party of a Proceeding, the Subordinated Harvest Party agrees that, solely for purposes of this Agreement and its obligations hereunder, such Harvest Lender Document shall be deemed to have been declared in default and all amounts thereunder shall be deemed to be due and payable, with all the attendant consequences as provided in the such agreement as if declaration of an Acceleration Event and the consequence thereof had been accomplished in accordance with the terms thereof.

3.3       No Merger

            The Subordinated Harvest Party covenants and agrees with the Harvest Lenders that, in the case of any Proceeding to enforce the rights and remedies of the Harvest Lenders hereunder (or any part hereof), judgment may be rendered against the Subordinated Harvest Party in favour of the Harvest Lenders (or any of them) for any amount owing under this Agreement (or for which the Subordinated Harvest Party may be liable hereunder after the application to the payment thereof of the proceeds of any sale of any of the property of the Subordinated Harvest Party) and such judgment shall not create a merger with any other right or amount owing to the Harvest Lenders under this Agreement or under any Harvest Lender Document.

3.4       Dealings by the Harvest Lenders

            The Harvest Lenders may from time to time in their absolute discretion, without discharging, diminishing or in any way affecting the liability of the Subordinated Harvest Party hereunder:

(a)

permit any increase or decrease, however significant, of the Harvest Lender Obligations or supplement, amend, restate or substitute, in whole or in part, however significant, the Harvest Lender Obligations, any Harvest Lender Document or any other agreement relating to any of the foregoing or, in whole or in part, or demand payment of all or any Harvest Lender Obligations;

(b)	enforce or take action under or abstain from enforcing or taking action under any Harvest Lender Document or any other Guarantee of the Harvest Lender Obligations;

(c)

receive, give up, subordinate, release or discharge any Security Interest; supplement, amend, restate, substitute, renew, abstain from renewing, perfect or abstain from perfecting or maintaining the perfection of any Security Interest; enforce, take action under or realize in any manner or abstain from enforcing, taking action under or realizing any Security Interest; deal with or abstain from dealing with all or any part of the undertaking, property and assets subject to any Security Interest; or allow or abstain from allowing any Harvest Party or other Persons to deal with all or any part of such undertaking, property and assets;

(d)

renew all or any part of the Harvest Lender Obligations or grant extensions of time or any other indulgences to any Harvest Party, the Subordinated Harvest Party or other Person liable directly or indirectly for all or any part of the Harvest Lender Obligations;

(e)

accept or make any compositions or arrangements with or release, discharge or otherwise deal with or abstain from dealing with any Harvest Party, the Subordinated Harvest Party or other Person liable directly or indirectly for all or any part of the Harvest Lender Obligations;

(f)	in whole or in part prove or abstain from proving any claim of the Agent or any Harvest Lender in any Proceedings of or affecting any Harvest Party or any other Person; and

(g)	agree with any Harvest Party, the Subordinated Harvest Party or any other Person to do anything described in paragraphs (a) to (f) above;

whether or not any of the matters described in paragraphs (a) to (g) above occur alone or in connection with one or more other such matters.

            No loss of or in respect of any Security Interest for the Harvest Lender Obligations or any part thereof, whether occasioned through the fault of the Agent or any Harvest Lenders or otherwise, shall discharge, diminish or in any way affect the liability of the Subordinated Harvest Party hereunder. Neither the Agent nor any other Harvest Lender nor any of their respective directors, officers, employees or agents or any receiver or receiver-manager appointed by any of them or by a court shall have any liability, whether in tort, contract or otherwise, for any neglect or any act taken or omitted to be taken by them in connection with the Harvest Lender Obligations or any part thereof or any Security Interest for the Harvest Lender Obligations or any part thereof including without limitation any of the matters described above in this Section 3.4, except in each case and with respect to a particular Party, such Party's gross negligence or wilful misconduct.

3.5       Waiver of Notice

            To the extent permitted by applicable Law, the Subordinated Harvest Party expressly waives any right to receive notice of the existence or creation of all or any of the Harvest Lender Obligations and presentment, demand, notice of dishonour, protest, notice of any of the events or circumstances described in Sections 3.1, 3.2, 3.3 and 3.4 and all other notices whatsoever in respect of the Harvest Lender Obligations. The Subordinated Harvest Party hereby acknowledges receipt of copies of the Harvest Lender Documents in existence as of the date hereof and of all the provisions therein contained and consents to and approves the same.

ARTICLE 4
MISCELLANEOUS

4.1       Expenses

            The Subordinated Harvest Party shall pay on demand all reasonable out of pocket costs and expenses of the Harvest Lenders (including, without limitation, the fees and expenses of counsel for the Harvest Lenders on a solicitor and his own client full indemnity basis) incurred in connection with any enforcement of this Agreement.

4.2       No Prejudice

            Neither the Agent nor any other Harvest Lender shall be prejudiced in their rights and remedies hereunder by any act or failure to act of any Harvest Party or the Subordinated Harvest Party or any failure by any Harvest Party, or the Subordinated Harvest Party to comply with any agreement or obligation, regardless of any knowledge thereof which any Harvest Lender may have or be deemed to have or with which any Harvest Lender may be charged.

4.3       No Set-off by Subordinated Harvest Party

            All amounts payable by the Subordinated Harvest Party under this Agreement shall be paid without set-off or counterclaim and without any deduction or withholding whatsoever.

4.4       No Challenge

            The Subordinated Harvest Party shall not at any time challenge, dispute or contest the validity or enforceability of the guarantee, subordination and postponement provided for herein or take any action that could diminish, impair or prejudice the guarantee, subordination and postponement contemplated hereby.

4.5       No Assignment or Encumbering

            The Subordinated Harvest Party will not sell, transfer, assign, negotiate, mortgage, charge, grant a Security Interest in or otherwise encumber or dispose of in any manner whatsoever its interest in the Subordinated Documents or the Subordinated Obligations, or any part thereof to any Person, unless such Person shall have first become bound by the obligations of the Subordinated Harvest Party set out in this Agreement.

4.6       No Waiver

            No delay on the part of any Harvest Lender in the exercise of any right, power or remedy hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by any Harvest Lender of any right, power or remedy shall preclude other or further exercise thereof or the exercise of any other right, power or remedy. No action of any Harvest Lender permitted hereunder shall in any way impair or affect its rights, powers or remedies under this Agreement.

4.7       Additional Security

            This Agreement shall be in addition to, and shall not be in any way prejudiced by nor shall this Agreement prejudice any Security Interest or Guarantee now or hereafter held by any Harvest Lender and the rights of the Harvest Lenders under this Agreement shall not be merged in any such Security Interest or Guarantee.

4.8       Assignment

            The Subordinated Harvest Party shall not assign any of its obligations with respect to this Agreement without the prior written consent of the Harvest Lenders except to the extent permitted under the Harvest Lender Documents.

4.9       Notices

            Any demand, notice or other communication required or permitted to be given hereunder shall be given in accordance with the notice provisions of the Credit Agreement shall be in writing and shall be given by hand-delivery and shall be deemed to have been received at the time it is delivered to the individual designated below as the person to whose attention demands, notices and other communications are to be given or to the addressee at the applicable address noted below to the attention of the individual designated below. Notice of change of address shall also be governed by this Section. Demands, notices and other communications shall be addressed as follows:

(a)	to the Agent:

Bank of America, N.A., CANADA BRANCH, as Agent c/o Bank of America, N.A.
Agency Management Mail Code: TX1-492-14-11 901 Main Street, 14th Floor Dallas, Texas 75202

Phone: (214) 209-3712 Facsimile: (877) 206-8415 Attention: Angelo Martorana
Email: angelo.m.martorana@baml.com

With a copy to:

Bank of America, N.A., CANADA BRANCH
181 Bay Street
Toronto, Ontario Canada M5J 2V8

Phone: (416) 369-2574 Facsimile: (416) 369-7647 Attention: Medina Sales de Andrade Email: medina.sales_de_andrade@baml.com

(b)	to the Subordinated Harvest Party:

2100 Calgary Place
330 – 5th Avenue S.W.
Calgary, Alberta T2P 0L4

Telecopier: (403) 266-1438
Attention: Vice President, Finance and Chief Financial Officer

4.10    Successors and Assigns

            This Agreement shall be binding upon the Subordinated Harvest Party and its successors and permitted assigns and enure to the benefit of the Harvest Lenders and their respective successors and permitted assigns.

4.11    Copy Received

            The Subordinated Harvest Party acknowledges receipt of a copy of this Agreement.

4.12    Time of the Essence

            Time is and shall remain of the essence.

4.13    Further Assurances

            Each Harvest Party shall, at the reasonable request of the Agent, and at the expense of the Borrower, execute such additional documents and instruments, and do such further acts or things as may be reasonably necessary to give full force and effect to the intent of this Agreement.

4.14   Limitation on Liability

            [In the case of the Subordination Agreement for each of the Subsidiary Trusts only] [The Parties acknowledge that the Trustee is entering into this Agreement solely in its capacity as Trustee on behalf of the Trust and the obligations of the Trust hereunder shall be binding upon the Trustee only in such capacity, and any recourse against the Trust or any holder of units of the Trust in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Fund (as defined in the Trust Indenture, as amended from time to time).]

          IN WITNESS WHEREOF the Subordinated Harvest Party has executed this Agreement as of the day and year first above written.

[SUBORDINATED HARVEST PARTY]

By:
Name:
Title:

By:
Name:
Title:

BANK OF AMERICA, N.A., CANADA BRANCH, as Agent on behalf of the Harvest Lenders

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and Agreed to this • day of •, 2013

[List Harvest Parties]

Per:
Name:
Title:

Per:
Name:
Title:

SCHEDULE I
TO THE HARVEST OPERATIONS CORP.
CREDIT AGREEMENT
DATED MARCH 14, 2013

[INTENTIONALLY DELETED]

SCHEDULE J
TO THE HARVEST OPERATIONS CORP.
CREDIT AGREEMENT
DATED MARCH 14, 2013

DISCLOSURE REGARDING BORROWER AND ITS SUBSIDIARIES

Legal Name	Governing Jurisdiction	Nature of Entity	Shareholder/ Unitholder/ Beneficiaries	Trustee

Borrower:

Harvest Operations Corp.	Alberta	Corporation	100% owned by KNOC Korea	N/A

Restricted Subsidiaries:

Harvest Breeze Trust No. 1	Alberta	Trust	100% owned by the Borrower	1496965 Alberta Ltd.

Harvest Breeze Trust No. 2	Alberta	Trust	100% owned by the Borrower	1496965 Alberta Ltd.

Breeze Resources Partnership	Alberta	Partnership	100% owned by Harvest Breeze Trust No. 1 and Harvest Breeze Trust No. 2	N/A

Hay River Partnership	Alberta	Partnership	100% owned by Harvest Breeze Trust No. 1 and Harvest Breeze Trust No. 2	N/A

North Atlantic Refining Limited	Newfoundland	Corporation	100% owned by the Borrower	N/A

1496965 Alberta Ltd.	Alberta	Corporation	100% owned by the Borrower*	N/A

Non-Restricted Subsidiaries:

1057533 Alberta Ltd.	Alberta	Corporation	100% owned by the Borrower	N/A

Pathfinder Partnership	Alberta	Partnership	57.5% owned by the Borrower	N/A

Canadian Maritime Agency Limited	Newfoundland	Corporation	100% owned by NARL	N/A

Legal Name	Governing Jurisdiction	Nature of Entity	Shareholder/ Unitholder/ Beneficiaries	Trustee

Harvest Operations (USA), Inc.	Delaware	Corporation	100% owned by the Borrower	N/A

Viking Management Ltd.	Alberta	Corporation	100% owned by the Borrower	N/A

62372 Newfoundland & Labrador Inc.	Newfoundland	Corporation	100% owned by NARL	N/A

Orange Limited Partnership	Newfoundland	Partnership	100% owned by NARL and 62372 Newfoundland & Labrador Inc.	N/A

Thorburn Road Orangestore Limited	Newfoundland	Corporation	100% owned by Orange Limited Partnership	N/A

Water Street Orangestore Limited	Newfoundland	Corporation	100% owned by Orange Limited Partnership	N/A

Common Wealth Orange Limited	Newfoundland	Corporation	100% owned by Orange Limited Partnership	N/A

Penneywell Orangestore Ltd.	Newfoundland	Corporation	100% owned by Orange Limited Partnership	N/A

Manuels Orangestore Limited	Newfoundland	Corporation	100% owned by Orange Limited Partnership	N/A

KNOC Trading Corp.	Delaware	Corporation	100% owned by NARL	N/A

Torbay Road Orangestores Ltd Limited.	Newfoundland	Corporation	100% owned by Orange Limited Partnership	N/A

Topsail Road Orangestore Limited	Newfoundland	Corporation	100% owned by Orange Limited Partnership	N/A

Crossroads Orangestore Limited	Newfoundland	Corporation	100% owned by Orange Limited Partnership	N/A

Cornerbrook Orangestore Limited	Newfoundland	Corporation	100% owned by Orange Limited Partnership	N/A

Deer Lake Orangestore Limited	Newfoundland	Corporation	100% owned by Orange Limited Partnership	N/A

Effective Date: March 14, 2013

SCHEDULE K
TO THE HARVEST OPERATIONS CORP.
CREDIT AGREEMENT

DATED MARCH 14, 2013

FORM OF DESIGNATION OF RESTRICTED SUBSIDIARIES

TO:	Bank of America, N.A., CANADA BRANCH, as Agent for the Lenders under the Credit Facility

AND TO:	Harvest Operations Corp.

RE:	Credit Agreement dated as of March 14, 2013 between Harvest Operations Corp., as borrower (the "Borrower"), Bank of America, N.A., CANADA BRANCH, as agent (the "Agent") and those financial institutions which are or hereafter become lenders thereunder (collectively, the "Lenders") (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement")

1.	Capitalized terms in this Certificate shall have the meanings set out in the Credit Agreement.

2.

[Pursuant to Section 15.1(a) of the Credit Agreement, the Borrower hereby designates [Name of Subsidiary] as a Restricted Subsidiary under and for the purposes of the Credit Agreement and the other Documents.

-or-

Pursuant to Section 15.1(a) of the Credit Agreement, the Borrower hereby designates [Name of Subsidiary] (currently a Restricted Subsidiary) as a Non- Restricted Subsidiary under and for the purposes of the Credit Agreement and the other Documents.]

3.

No Default or an Event of Default has occurred and is continuing unless the exercise of the Borrower's discretion under paragraph 2 above would cause such Default or Event of Default to be cured and no Default or an Event of Default would result from or exist immediately after such a designation.

4.	The Borrower is entitled pursuant to the terms of the Credit Agreement to make the designation referenced in this Certificate.

5.	The Restricted Subsidiaries under and for the purposes of the Credit Agreement and the Documents as of the date hereof are as set forth in Exhibit A to this Certificate.

DATED this _____ day of ___________________, 2013, at Calgary, Alberta.

HARVEST OPERATIONS CORP.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

TO DESIGNATION OF RESTRICTED SUBSIDIARIES

Restricted Subsidiary(ies)

[•]

Non-Restricted Subsidiary(ies)

[•]

SCHEDULE L

[INTENTIONALLY DELETED]

SCHEDULE M
TO THE HARVEST OPERATIONS CORP.
CREDIT AGREEMENT
DATED MARCH 14, 2013

FORM OF ASSIGNMENT AGREEMENT

              THIS ASSIGNMENT AGREEMENT dated as of • between [Name of Assignor] as assignor (the "Assignor"), [Name of Assignee] as assignee (the "Assignee"), Harvest Operations Corp. as borrower (the "Borrower") and Bank of America, N.A., CANADA BRANCH in its capacity as administrative agent (the "Agent").

PREAMBLE:

A.

The Borrower, the Lenders and the Agent are parties to a credit agreement dated as of March 14, 2013 (such credit agreement as amended to the date of this Assignment Agreement and as such credit agreement may be further amended, restated, supplemented or otherwise modified from time to time being referred to herein as the "Credit Agreement").

B.

On the Effective Date, the Assignor may have made its Rateable Portion of Advances under the Credit Facility to the Borrower (the Assignor's Rateable Portion of the aggregate amount of such Borrowings outstanding under the Credit Facility on the Effective Date being referred to in this Assignment Agreement as the "Outstanding Borrowings").

C.

The Assignor desires to assign and transfer [all / a certain portion] of its Individual Commitment Amount under the Credit Facility and Outstanding Borrowings referred to above to the Assignee and the Assignee wishes to acquire such portion of the Assignor's Individual Commitment Amount under the Credit Facility and Outstanding Borrowings from the Assignor.

D.	Capitalized terms used in this Assignment Agreement shall, unless otherwise defined in this Assignment Agreement, have the meanings specified thereto in the Credit Agreement.

AGREEMENT:

              THIS ASSIGNMENT AGREEMENT WITNESSES THAT, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto agree as follows:

1.

Transfer and Assignment. Pursuant to Section 20.2 of the Credit Agreement and subject to the terms and conditions set forth in this Assignment Agreement, the Assignee assumes the obligations of the Assignor in respect of the Assignor's Individual Commitment Amount under the Credit Facility to the extent of undivided U.S. [$•••] portion of such Individual Commitment Amount (the "Assigned Commitment"), effective on the Effective Date, and the Assignor transfers and assigns without recourse and without representation and warranty except as expressly provided herein, to the Assignee, effective on the Effective Date, an undivided share of the rights of the Assignor as a Credit Lender under the Credit Agreement to the extent of the Assigned Commitment, including, without limitation, a share (the "Pro Rata Share") of the rights of the Assignor with respect to all Outstanding Borrowings equal to the proportion that the amount of the Assigned Commitment bears to U.S. $[•] (being the amount of the Individual Commitment Amount of the Assignor under the Credit Facility on the Effective Date prior to the assignment and transfer under this Assignment Agreement). Each of the Borrower and the Agent hereby consent to such transfer and assignment.

2.	Effective Date and Funding Amount. When used in this Assignment Agreement, the term "Effective Date" means the date on which all of the following conditions have been met, namely:

	(a)	this Assignment Agreement has been duly executed and delivered by the Assignee, the Assignor, the Borrower and the Agent;

(b)

at least five (5) Business Days have elapsed since the Assignor and the Assignee have delivered to the Agent this Assignment Agreement and all other confirmations, assurances and documents reasonably requested by the Agent;

(c)

the Assignee or the Assignor has paid any fee required to be paid to the Agent in accordance with Section 20.2 of the Credit Agreement or otherwise with respect to the assignment and transfer effected by this Assignment Agreement; and

	(d)	the Agent has recorded the assignment and transfer effected by this Administration Agreement in its records.

The Assignor and the Assignee have agreed to a purchase price to be paid by the Assignee to the Assignor for the Assigned Commitment (which agreed to purchase price is referred to in this Assignment Agreement as the "Funding Amount"), which Funding Amount shall be paid by the Assignee to the Assignor on the Effective Date, as a condition of the transfer and assignment of the Assigned Commitment contemplated in this Assignment Agreement.

3.	Undertakings of Assignee: With effect as of and from the Effective Date, the Assignee:

	(a)	undertakes to assume and be fully liable for the Assigned Commitment;

(b)

undertakes, to the extent of the Assigned Commitment, to observe and perform all the covenants, obligations and indemnities on the part of the Lenders under the Credit Agreement and the other Documents and to be bound by all of the covenants, stipulations, obligations, undertakings, indemnities and provisions contained in, or delivered in connection with, the Credit Agreement and the other Document as are expressed to be binding on such Lenders; and

(c)	appoints and authorized the Agent to take such action on its behalf, and to exercise such powers under the Documents, as are delegated to the Agent by the terms thereof,

all to the same extent and effect as if the Assignee had executed and delivered the Credit Agreement as an original party thereto with an Individual Commitment Amount under the Credit Facility that included the Assigned Commitment.

4.	Certain Outstanding Borrowings

(a)

The Assignee acknowledges that the Outstanding Borrowings may also include LIBOR Based Loans having LIBOR Periods (the "Existing LIBOR Periods") in existence on the Effective Date which end after the Effective Date (all of such Outstanding Borrowings from the Assignor being referred to in this Assignment Agreement as the "Outstanding LIBOR Based Loans"). The Assignee shall indemnify and hold harmless the Assignor, in the proportion equal to its Rateable Portion under the Credit Facility, in respect of the failure of the Borrower to repay any Outstanding LIBOR Based Loan at the end of the existing LIBOR Period applicable thereto or to pay any portion of interest or other amount which accrue after the Effective Date in respect of the Outstanding LIBOR Based Loans when due in accordance with the Credit Agreement.

(b)

From time to time, as the Outstanding Borrowings are repaid and reborrowed or rolled over resulting in new or renewed (or in the case of the Outstanding LIBOR Based Loans, as the Existing LIBOR Periods relative thereto expire and such LIBOR Based Loans are repaid or new LIBOR Periods with respect thereto are selected) Advances being made to the Borrower, the Assignee shall participate in such new or renewed Advances to the full extent of the Assigned Commitment in its capacity as a Credit Lender.

5.	Entitlement to Certain Fees, Interest and Other Amounts under the Credit Agreement. Notwithstanding any provision of the Credit Agreement or this Assignment Agreement:

(a) the Assignee shall have no right, title or interest in or to any portion of the agency fees referred to in Section 3.5 of the Credit Agreement;

(b)

the Assignee shall be entitled to that proportion of the interest accruing after those Outstanding LIBOR Based Loans from the Assignor from and after the Effective Date to the end of the Existing LIBOR Period relative thereto equal to its Rateable Portion; and

(c)

[for the purpose of calculating the Standby Fee payable by the Borrower pursuant to Section 3.4 of the Credit Agreement and with respect to allocation thereof as between the Assignor and the Assignee, a Rateable Portion of all Outstanding LIBOR Based Loans, in each case under the Credit Facility, shall be deemed to have been accepted on and after the Effective Date by the Assignee instead of the Assignor.]

6.	Representations and Warranties of Assignor. The Assignor represents and warrants as follows:

	(a)	the Assignor has all necessary power and authority to enter into this Assignment Agreement and to perform its obligations under this Assignment Agreement;

(b)

this Assignment Agreement has been duly authorized by all necessary action on the part of the Assignor and this Assignment Agreement constitutes a legal, valid and binding obligation of the Assignor enforceable in accordance with its terms;

(c)

all governmental or regulatory consents, authorizations and approvals, if any, required for the due execution, delivery and performance by the Assignor of this Assignment Agreement have been obtained and remain in full force and effect, all conditions thereof having been duly compiled with and no action by, and no notice to or filing with, any Authorized Authority is required for such execution, delivery or performance which has not been taken or completed; and

	(d)	the Assignor is the legal and beneficial owner of the interests assigned and has created no adverse interest therein.

7.	Representations and Warranties of Assignee. The Assignee represents and warrants as follows:

	(a)	the Assignee has all necessary power and authority to enter into this Assignment Agreement and to perform its obligations under this Assignment Agreement and under the Assigned Commitment;

(b)

this Assignment Agreement has been duly authorized by all necessary action on the part of the Assignee and this Assignment Agreement constitutes a legal, valid and binding obligation of the Assignee enforceable in accordance with its terms;

(c)

all governmental or regulatory consents, authorizations and approvals, if any, required for the due execution, delivery and performance by the Assignee of this Assignment Agreement and the Assigned Commitment have been obtained and remain in full force and effect, all conditions thereof having been duly compiled with and no action by, and no notice to or filing with, any Authorized Authority is required for such execution, delivery or performance which has not been taken or completed; and

	(d)	the Assignee is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

8.

No Representations. Except as otherwise expressly provided in this Assignment Agreement, the Assignee confirms that this Assignment Agreement is entered into by it without any representations or warranties by the Assignor on any matter whatsoever including, without limitation, the effectiveness of the Credit Agreement or any other Document or any of the terms, representations, warranties, covenants and conditions in any such Document or the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or the performance of observance by the Borrower of its obligations under any of the Documents. The Assignee confirms that it has received a copy of the Documents and has relied solely on its own investigations and analysis in connection with all such matters and all other matters incidental to this Assignment Agreement and the transactions contemplated in the Documents and in this Assignment Agreement. The Assignee confirms that it has not in any way relied upon, and will not hereafter rely upon, the Assignor or the Agent in respect of any such matters.

9.	Loan Document. Each of the parties hereto acknowledges and agrees that the Assignment Agreement is a Document for purposes of the Credit Agreement.

10.

Costs and Expenses. Each of the Assignor and the Assignee shall be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment Agreement.

11.

Amendments and Waivers. Any amendment or modification or waiver of any right under any provision of this Assignment Agreement shall be in writing (in the case of an amendment or modification, signed by the parties) and any such waiver shall be effective only for the specific purpose for which given and for the specific time period, if any, contemplated in such waiver. No failure or delay by any party in exercising any right, power or privilege under this Assignment Agreement shall operate as a waiver of such right, power or privilege and any waiver of any breach of the provisions of this Assignment Agreement shall be without prejudice to any rights with respect to any other or further breach.

12.

Notices. All notices under this Assignment Agreement shall be given and received as provided in Section 22.1 of the Credit Agreement provided that for the purpose of such section the address and facsimile number of the Assignee will be as follows:

Name of Assignee:	•
Address of Assignee:	•

Attention:	•
Facsimile:	•

13.

Further Assurances. The Assignee and the Assignor shall at all times hereafter execute and deliver, upon request, all such further documents and instruments, and shall do and perform all such acts, as may reasonably be necessary to give full effect to the intent and meaning of this Assignment Agreement.

14.

Survival of Representations, Warranties and Covenants. All agreements, representations, warranties, indemnities and covenants made by the Assignor or the Assignee in this Assignment Agreement or in any certificate or document delivered by or on behalf of the Assignor or the Assignee pursuant to the provisions of this Assignment Agreement shall be considered to have been relied upon by the recipient thereof notwithstanding any investigation made at any time by or on behalf of such recipient and shall survive the execution and delivery of this Assignment Agreement and continue in full force and effect without termination.

15.	Time of the Essence. Time shall be of the essence in the Assignment Agreement.

16.

Governing Law. This Assignment Agreement and all certificates and other documents delivered in connection with this Assignment Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable in such Province.

17.	Successors. This Assignment Agreement shall be binding upon the parties to this Assignment Agreement and their respective successors and permitted assigns.

18.

Counterparts and Facsimile. This Assignment Agreement may be executed in counterparts. Each executed counterpart shall be deemed to be an original and all counterparts taken together shall constitute one and the same Assignment Agreement. Delivery of an executed signature page to this Assignment Agreement by any party to this Assignment Agreement by facsimile transmission shall be as effective as delivery of a manually executed copy of this Assignment Agreement by such party.

              IN WITNESS OF WHICH each of the Assignor and the Assignee has duly executed this Assignment Agreement as of the date indicated on the first page of this Assignment Agreement.

[Name of Assignor]	[Name of Assignee]

By: _____________________________________________	By: _____________________________________________
Name:	Name:
Title:	Title:

By: _____________________________________________	By: _____________________________________________
Name:	Name:
Title:	Title:

[Each of the Borrower and the Agent hereby acknowledge the above Assignment Agreement and consent to the Assignee becoming a Credit Lender under the Credit Agreement to the extent of the Assigned Commitment.]

HARVEST OPERATIONS CORP.	BANK OF AMERICA, N.A., CANADA
BRANCH in its capacity as Agent

By: _____________________________________________	By: _____________________________________________
Name:	Name:
Title:	Title:

By: _____________________________________________	By: _____________________________________________
Name:	Name:
Title:	Title:

SCHEDULE N

[INTENTIONALLY DELETED]

SCHEDULE O

[INTENTIONALLY DELETED]